                                                                    EXHIBIT 4(C)



                       THE GORMAN-RUPP COMPANY 401(k) PLAN

                 (As Amended and Restated as of August 1, 2000)

                                TABLE OF CONTENTS

                                                                                                             PAGE



ARTICLE I -           DEFINITIONS AND CONSTRUCTION...............................................................1

         1.1      Definitions....................................................................................1

                  (1)      Account and Sub-Account...............................................................1

                  (2)      Act...................................................................................1

                  (3)      Administrator or Plan Administrator...................................................1

                  (4)      Automatic Salary Reduction Election...................................................1

                  (5)      Before-Tax Contributions..............................................................1

                  (6)      Before-Tax Contributions Sub-Account..................................................1

                  (7)      Beneficiary...........................................................................2

                  (8)      Code..................................................................................3

                  (9)      Committee.............................................................................3

                  (10)     Company...............................................................................3

                  (11)     Contributing Member...................................................................3

                  (12)     Controlled Group......................................................................3

                  (13)     Covered Employee......................................................................3

                  (14)     Effective Date........................................................................4

                  (15)     Eligible Employee.....................................................................4

                  (16)     Employee..............................................................................4

                  (17)     Employer..............................................................................4

                  (18)     Employer Contributions................................................................5

                  (19)     Employer Matching Contributions.......................................................5

                  (20)     Employer Matching Contributions Sub-Account...........................................5

                  (21)     Employer Profit Sharing Contributions.................................................5


                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE



                  (22)     Employer Profit Sharing Contributions Sub-Account.....................................5

                  (23)     Fiduciary.............................................................................5

                  (24)     Gorman-Rupp Stock.....................................................................5

                  (25)     Gorman-Rupp Stock Fund................................................................5

                  (26)     Hardship..............................................................................5

                  (27)     Investment Fund.......................................................................6

                  (28)     Member................................................................................6

                  (29)     Money Market Fund.....................................................................6

                  (30)     Named Fiduciaries.....................................................................6

                  (31)     Plan..................................................................................6

                  (32)     Plan Year.............................................................................6

                  (33)     Restricted Employer Matching Contributions............................................6

                  (34)     Restricted Employer Matching Contributions Sub-Account................................7

                  (35)     Rollover Contributions................................................................7

                  (36)     Rollover Contributions Sub-Account....................................................7

                  (37)     Salary Reduction Agreement............................................................7

                  (38)     Spouse................................................................................7

                  (39)     Trust.................................................................................7

                  (40)     Trust Agreement.......................................................................7

                  (41)     Trust Fund............................................................................7

                  (42)     Trustee...............................................................................7

                  (43)     Valuation Date........................................................................7

         1.2      Construction...................................................................................8

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE



ARTICLE II -          ELIGIBILITY AND MEMBERSHIP.................................................................9

         2.1      Eligible Employee..............................................................................9

         2.2      Commencement of Membership.....................................................................9

         2.3      Contributing Membership........................................................................9

         2.4      Duration of Membership.........................................................................9

ARTICLE III -         BEFORE-TAX AND ROLLOVER CONTRIBUTIONS.....................................................11

         3.1      Amount of Contributions.......................................................................11

         3.2      Payments to Trustee...........................................................................11

         3.3      Changes in Contributions......................................................................11

         3.4      Suspension and Resumption of Contributions....................................................12

         3.5      Rollover Contributions........................................................................12

ARTICLE IV -          EMPLOYER CONTRIBUTIONS....................................................................13

         4.1      Amount of Employer Contributions..............................................................13

         4.2      Time for Making Employer Contributions........................................................14

         4.3      Return of Employer Contributions..............................................................14

         4.4      Allocation of Employer Matching Contributions and Restricted Employer Matching Contributions..15

         4.5      Funding Policy................................................................................16

ARTICLE V -           LIMITATIONS ON CONTRIBUTIONS..............................................................17

         5.1      Limitation on Deferrals.......................................................................17

         5.2      Limitation on Before-Tax Contributions........................................................18

         5.3      Limitation on Matching Contributions..........................................................20

         5.4      Aggregate Limit and Monitoring Procedures.....................................................22

         5.5      Limitation on Individual Allocations..........................................................24

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE



         5.6      Limitation on Total Individual Benefits.......................................................26

         5.7      Definitions for Limitations Provisions........................................................27

         5.8      Limitation on Employer Contributions..........................................................28

ARTICLE VI -          INVESTMENT OF CONTRIBUTIONS...............................................................29

         6.1      Investment Funds..............................................................................29

         6.2      Account; Sub-Account..........................................................................29

         6.3      Reports.......................................................................................30

         6.4      Investment of Contributions...................................................................30

         6.5      Directions to Trustee.........................................................................31

         6.6      Loans to Members..............................................................................31

ARTICLE VII -         MAINTENANCE AND VALUATION OF MEMBERS' ACCOUNTS............................................36

         7.1      Valuation of Investment Funds.................................................................36

         7.2      Procedures in Making Allocations and Corrections..............................................37

         7.3      Registration and Voting of Gorman-Rupp Stock..................................................38

         7.4      Tender or Sale of Gorman-Rupp Stock...........................................................39

ARTICLE VIII -        VESTING, DISTRIBUTIONS AND WITHDRAWALS....................................................41

         8.1      Nonforfeitable Member Interests...............................................................41

         8.2        Distributions on Death While an Employee....................................................41

         8.3        Distributions on Other Termination of Employment............................................41

         8.4      Distributions on Death after Termination of Employment........................................41

         8.5      Time of Distribution..........................................................................41

         8.6      Withdrawal of Contributions...................................................................43

         8.7      Order of Distributions and Withdrawals........................................................44

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE



         8.8      Facility of Payment...........................................................................45

         8.9      Duplication of Benefits.......................................................................45

         8.10     Distribution on Sale of Assets or Subsidiary..................................................45

         8.11     Transfers of Eligible Rollover Distributions..................................................46

         8.12     Distribution of Gorman-Rupp Stock.............................................................48

         8.13     Distributions Pursuant to a QDRO..............................................................48

ARTICLE IX -          ADMINISTRATION OF THE TRUST FUND..........................................................49

         9.1      Appointment of Trustee........................................................................49

         9.2      Duties of Trustee.............................................................................49

         9.3      The Trust Fund................................................................................49

         9.4      No Guarantee Against Loss.....................................................................49

         9.5      Payment of Benefits...........................................................................50

         9.6      Compensation and Expenses.....................................................................50

         9.7      No Diversion of Trust Fund....................................................................50

         9.8      Transfer to this Plan from Other Plans........................................................51

ARTICLE X -           ADOPTION OF THE PLAN BY OTHER EMPLOYERS...................................................52

         10.1     Adoption......................................................................................52

         10.2     Withdrawal of Employer........................................................................52

         10.3     Withdrawal of Employee Group..................................................................52

ARTICLE XI -          THE COMMITTEE.............................................................................54

         11.1     Appointment of Committee......................................................................54

         11.2     Formalities of Committee Action...............................................................54

         11.3     Plan Interpretation and Findings of Fact......................................................54

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE



         11.4     Electronic Media..............................................................................55

         11.5     Assistance....................................................................................56

         11.6     Uniform Administration of Plan................................................................56

ARTICLE XII -         ADMINISTRATION OF THE PLAN AND FIDUCIARY RESPONSIBILITY...................................57

         12.1     Responsibility for Administration.............................................................57

         12.2     Named Fiduciaries.............................................................................57

         12.3     Delegation of Fiduciary Responsibilities......................................................57

         12.4     Immunities....................................................................................58

         12.5     Limitation on Exculpatory Provisions..........................................................59

         12.6     Plan Conversions..............................................................................59

ARTICLE XIII -        CLAIMS PROCEDURES.........................................................................60

         13.1     Method of Filing Claim........................................................................60

         13.2     Notification by Committee.....................................................................60

         13.3     Review Procedure..............................................................................60

ARTICLE XIV -         AMENDMENT, SUSPENSION OR TERMINATION......................................................62

         14.1     Right to Amend, Suspend or Terminate..........................................................62

         14.2     Procedure for Amendment, Suspension or Termination............................................62

         14.3     Effect of Termination.........................................................................62

         14.4     Prohibition on Decreasing Accrued Benefits....................................................62

ARTICLE XV -          MISCELLANEOUS.............................................................................64

         15.1     Spendthrift Provisions........................................................................64

         15.2     No Enlargement of Employment Rights...........................................................64

         15.3     Notices, Reports and Statements...............................................................64

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE



         15.4     Action by Company.............................................................................65

         15.5     Merger or Transfer of Assets..................................................................65

         15.6     Acquisitions..................................................................................65

         15.7     Severability Provision........................................................................66

         15.8     Military Service..............................................................................66

ARTICLE XVI -         TOP-HEAVY PLAN REQUIREMENTS...............................................................66

         16.1     Definitions...................................................................................66

                  (1)      Aggregation Group....................................................................66

                  (2)      Compensation.........................................................................66

                  (3)      Defined Benefit Plan.................................................................66

                  (4)      Defined Contribution Plan............................................................67

                  (5)      Determination Date...................................................................67

                  (6)      Former Key Employee..................................................................67

                  (7)      Key Employee.........................................................................67

                  (8)      Non-Key Employee.....................................................................68

                  (9)      Permissive Aggregation Group.........................................................68

                  (10)     Required Aggregation Group...........................................................68

                  (11)     Top-Heavy Account Balance............................................................68

                  (12)     Top-Heavy Group......................................................................69

                  (13)     Top-Heavy Plan.......................................................................69

         16.2     Determination of Top-Heavy Status.............................................................69

         16.3     Minimum Contribution Requirement..............................................................70

         16.4     Coordination With Other Plans.................................................................71

                       THE GORMAN-RUPP COMPANY 401(k) PLAN
                 (As Amended and Restated as of August 1, 2000)


         The Gorman-Rupp Company, an Ohio corporation, hereby amends and completely restates The Gorman-Rupp Company Individual Profit Sharing Retirement Plan to be known as The Gorman-Rupp Company 401(k) Plan to read as follows effective as of August 1, 2000.

                    ARTICLE I - DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. The following terms when used in the Plan and Trust Agreement with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:

         (1) Account and Sub-Account: See Section 6.2.

         (2) Act: The Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time.

         (3) Administrator or Plan Administrator: The Administrator of the Plan as defined in section 3(16)(A) of the Act and section 414(g) of the Code, shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.

         (4) Automatic Salary Reduction Election: An election deemed to be made by an Eligible Employee to reduce, or to forego an increase in, his Credited Compensation by the percentage specified in Section 3.1 and to have his Employer contribute such amount to the Trust as a Before-Tax Contribution.

         (5) Before-Tax Contributions: See Section 3.1.

         (6) Before-Tax Contributions Sub-Account: See Section 6.2.

         (7) Beneficiary: A Member's Spouse or, if he has no Spouse or his Spouse consents (in the manner hereinafter described in this Subsection (6)) to the designation hereinafter provided for in this Subsection (6), such person or persons other than, or in addition to, his Spouse as may be designated by a Member as his death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Member, which, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Member's sole Beneficiary), and which is filed with the Committee before the Member's death. A Spouse's consent required by this Subsection (6) shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a member of the Committee or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Member as his Beneficiary have ceased to exist, his Beneficiary shall be his Spouse or, if he does not then have a Spouse, such relative or relatives of the Member (by blood, marriage or adoption) and in such proportions as the Committee may select, or, in the discretion of the Committee, the Member's estate. If a Member has no Spouse and he has not made an effective Beneficiary designation pursuant to this Subsection (6), his Beneficiary shall be determined by the Committee as provided in the immediately preceding sentence. A person (or persons) designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary or unless the Participant's Beneficiary is his Spouse who shall have survived him, in which event any remaining payments shall be made to such Spouse's estate unless the Participant has otherwise provided and the Spouse has consented thereto as hereinabove set forth. If two or more persons designated as a Member's Beneficiary are in existence, any action permitted or required to be taken by a Beneficiary pursuant to any provision of the Plan shall not be effective unless such action is taken by all such persons other than any contingent Beneficiary who is not entitled to any payment under the Plan until after another then existing Beneficiary ceases to exist; and if all such persons cannot agree in respect of any such action required to be taken by a Beneficiary, such action shall be taken by the Committee and shall be binding on all such persons to the extent permitted by applicable law.

         (8) Code: The Internal Revenue Code of 1986, as the same has been and may be amended from time to time.

         (9) Committee: The committee provided for in Article XI.

         (10) Company: The Gorman-Rupp Company, an Ohio corporation.

         (11) Contributing Member: See Section 2.3.

         (12) Controlled Group: The Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of the Employers, are required by section 414 of the Code to be treated as if they were employed by a single employer.

         (13) Covered Employee: (a) An Employee of an Employer, excluding (i) in the case of the Company each Employee who is employed as a Student Employee by the Company and (ii) any Employee who is a `leased employee' within the meaning of section 414(n) of the Code and (b) effective as of January 1, 1992, an Employee of a foreign subsidiary of an Employer who is a U.S. citizen. For the purposes of the Plan, an Employee is employed as a Student Employee if he is employed by the Company pursuant to its interns, cooperative education, work experience or summer help programs.(14) Credited Compensation The total of an Employee's compensation for services performed for a Controlled Group Member which is currently includible in gross income determined without regard to any Salary Reduction Agreement under this Plan or amounts deferred by an Employee pursuant to a salary reduction agreement entered into under Section 125 of the Code. For purposes of this Subsection and any other Section of the Plan, Credited Compensation of an Employee for any Plan Year in excess of $170,000 (as adjusted pursuant to Code section 401(a)(17)) shall not be taken into account.

         (14) Effective Date: January 1, 1984, for the Company and Members who enter the Plan as its Employees, and, for any other Employers and Members who enter the Plan as their Employees, the effective date specified by such Employer in connection with its adoption of the Plan.

         (15) Eligible Employee: An Employee who satisfies the eligibility requirements for membership in the Plan set forth in Section 2.1.

         (16) Employee: Effective as of January 1, 1997, any person who is classified by a Controlled Group Member as an employee and, to the extent required by Code section 414(n), any person who is a "leased employee" of a Controlled Group Member. For purposes of this Subsection, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Controlled Group Member.

         (17) Employer: The Company and any other member of the Controlled Group adopting the Plan pursuant to Section 10.1.

         (18) Employer Contributions: Employer Matching Contributions, Employer Profit Sharing Contributions and Restricted Employer Matching Contributions.

         (19) Employer Matching Contributions: See Section 4.1(1).

         (20) Employer Matching Contributions Sub-Account: See Section 6.2.

         (21) Employer Profit Sharing Contributions: Employer Contributions made to the Trust on account of each Plan Year during the period commencing on January 1, 1984 and ending on December 31, 1988 which were credited to a Member's Account

         (22) Employer Profit Sharing Contributions Sub-Account: See Section
6.2.

         (23) Fiduciary: Any person, including each Named Fiduciary, who is a fiduciary as defined in section 3(21)(A) of the Act.

         (24) Gorman-Rupp Stock: Common shares, without par value, of the Company.

         (25) Gorman-Rupp Stock Fund: One of the Investment Funds which shall be invested and reinvested in Gorman-Rupp Stock.

         (26) Hardship: Financial need on the part of a Member on account of:

         (a) expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member's Spouse or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in such section 213(d);

         (b) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);

         (c) payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Member, or the Member's Spouse, children or dependents;

         (d) payments necessary to prevent the eviction of the Member from the Member's principal residence or foreclosure on the mortgage of that residence; or

         (e) any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations ss. 1.401(k)-1(d)(2)(iv)(A).

         (27) Investment Fund: Any of the funds established and maintained under the provisions of Section 6.1.

         (28) Member: An Eligible Employee who has become or continues to be a Member of the Plan in accordance with the provisions of Article II.

         (29) Money Market Fund: One of the Investment Funds which shall be invested and reinvested in money market instruments including U.S. Government securities, high-quality commercial paper, repurchase agreements and certificates of deposit.

         (30) Named Fiduciaries: The persons designated in or pursuant to
Section 12.2.

         (31) Plan: The Gorman-Rupp Company 401(k) Plan, the terms of which are herein set forth, as the same may be amended, supplemented or restated from time to time.

         (32) Plan Year: A calendar year.

         (33) Restricted Employer Matching Contributions: See Section 4.1(2).

         (34) Restricted Employer Matching Contributions Sub-Account: An account established for each Member to which Restricted Employer Matching Contributions made on or after August 1, 2000 shall be allocated.

         (35) Rollover Contributions: Amounts transferred to a Member's Account pursuant to Section 3.5 of the Plan.

         (36) Rollover Contributions Sub-Account: See Section 6.2.

         (37) Salary Reduction Agreement: An arrangement made under the Plan pursuant to which an Employee agrees to reduce, or to forego an increase in, his Credited Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.

         (38) Spouse: The person to whom a Member is legally married at the specified time.

         (39) Trust: The trust created by the Trust Agreement.

         (40) Trust Agreement: The Trust Agreement between the Company and the Trustee dated as of January 1, 1984, creating the Trust contemplated by the Plan, as the same may be amended, supplemented or restated from time to time, or any trust agreement superseding the same.

         (41) Trust Fund: The trust estate held by the Trustee under the provisions of the Plan and Trust Agreement.

         (42) Trustee: National City Bank, or its successor or successors in trust under the Trust Agreement.

         (43) Valuation Date: Each day on which the New York Stock Exchange is open for trading.

         1.2 Construction. (1) Unless the context otherwise indicates, the masculine wherever used in the Plan shall include the feminine, the singular shall include the plural and the plural shall include the singular.

         (2) Whenever the word "person" appears in the Plan, it shall refer to both natural and legal persons.

         (3) Where headings have been supplied for portions of the Plan and of the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.

         (4) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Ohio, and all persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound and deemed to consent to their provisions.

         (5) This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. This amendment and restatement is generally effective August 1, 2000. However, certain provisions of this amendment and restatement are effective as of some other date. The provisions of this amendment and restatement which are effective prior to August 1, 2000 shall be deemed to amend the corresponding provisions of the Plan as in effect before this amendment and restatement. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan in effect on the date of the event.

                    ARTICLE II - ELIGIBILITY AND MEMBERSHIP

         2.1 Eligible Employee. On and after January 1, 1999, an Employee shall become an Eligible Employee under the Plan on the first date that he is a Covered Employee.

         2.2 Commencement of Membership. An Eligible Employee shall become a Member in the Plan by becoming a Contributing Member pursuant to an Automatic Salary Reduction Election or a Salary Reduction Agreement.

         2.3 Contributing Membership. Any Eligible Employee who was a Contributing Member on December 31, 1998 shall continue to be a Contributing Member on January 1, 1999, unless he has elected to suspend his Before-Tax Contributions pursuant to Section 3.4. An Employee who first becomes an Eligible Employee (or again becomes an Eligible Employee after ceasing to be an Eligible Employee) on or after January 1, 1999 shall become a Contributing Member, as of the first payroll date after becoming an Eligible Employee, pursuant to an Automatic Salary Reduction Election, unless such Eligible Employee files with the Committee at least ten days before such payroll date a Salary Reduction Agreement or a written election (on a form provided by the Committee) not to have Before-Tax Contributions contributed to the Trust on his behalf. A Salary Reduction Agreement filed by an Eligible Employee shall include (a) his authorization to his Employer to withhold from, or reduce, each payment of Credited Compensation made to him after the date his Salary Reduction Agreement is filed with the Committee by the amount designated in such Agreement and to have his Employer pay the same amount to the Trust as Before-Tax Contributions, and (b) his direction that the Before-Tax Contributions and Employer Contributions made for him be invested in any one or more of the Investment Funds, as provided in Section 6.4.

         2.4 Duration of Membership. Once an Eligible Employee becomes a Member, he shall remain a Member so long as he continues to be an Employee or has an

Account under the Plan, whether or not he continues to be an Eligible Employee, provided, however, that if a Member ceases to be an Eligible Employee, Before-Tax Contributions may not be made for him pursuant to Section 3.1, until he again becomes an Eligible Employee. If a Member ceases to be an Employee and later again becomes an Employee, he shall become an Eligible Employee on the first date that he is a Covered Employee.

              ARTICLE III - BEFORE-TAX AND ROLLOVER CONTRIBUTIONS

         3.1 Amount of Contributions. A Member who files a Salary Reduction Agreement with the Committee, as provided in Section 2.3, shall agree to have his Employer make Before-Tax Contributions for him to the Trust of (1) effective prior to January 1, 2001, up to 10% (in 1% increments) and, (2) effective January 1, 2001, up to 15% (in 1% increments), of his unreduced Credited Compensation through equal percentage reductions of each payment of Credited Compensation otherwise payable to him. A Member who becomes a Contributing Member pursuant to an Automatic Salary Reduction Election as provided in Section
2.3 shall be deemed to agree to have his Employer make Before-Tax Contributions for him to the Trust of 2% of his unreduced Credited Compensation through equal percentage reductions of each payment of Credited Compensation otherwise payable to him. If a Member's Before-Tax Contributions must be reduced to comply with the requirements of Section 5.4 or the requirements of applicable law, his Before-Tax Contributions as so reduced shall be the maximum percentage of his unreduced Credited Compensation permitted by such Section or law notwithstanding the foregoing provisions of this Section requiring that Before-Tax Contributions be made in 1% increments of his unreduced Credited Compensation.

         3.2 Payments to Trustee. Before-Tax Contributions made for a Member pursuant to his Salary Reduction Agreement shall be transmitted by his Employer to the Trustee not later than 15 business days after the end of the month in which such Contributions would otherwise have been payable to him as Credited Compensation.

         3.3 Changes in Contributions. The percentage of Before-Tax Contributions elected (or deemed elected) to be made by a Member pursuant to
Section 3.1 shall continue in effect, notwithstanding any changes in the Member's Credited Compensation.. A Member may, however, in accordance with the percentages permitted by Sections 3.1, change the percentage of his Before-Tax Contributions effective as of the next payroll date in accordance with procedures established by the Committee.

         3.4 Suspension and Resumption of Contributions. A Member may suspend his Before-Tax Contributions effective as of any date in accordance with procedures established by the Committee. A Member who has suspended his Before-Tax Contributions may, in accordance with procedures established by the Committee, resume making such Before-Tax Contributions as of any payroll date if he is then an Eligible Employee and he has again enrolled pursuant to Sections
2.3 and 3.1.

         3.5 Rollover Contributions. The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a Rollover Contribution and part of the Trust Fund (1) all or any portion of an eligible rollover distribution (as defined in Section 8.11(3) of the Plan except that the distribution shall be from another qualified trust) that was distributed to a Member, or is transferred at the request of a Member, from a qualified trust, provided that the requirements of Section 402(c) or 401(a)(31) of the Code are met or (2) the entire amount of a distribution to a Member that satisfies the requirements of section 408(d)(3)(A)(ii) of the Code. For purposes of this Section, the term "qualified trust" shall have the meaning ascribed to such term in Subsection 9.8(1) of the Plan.

                      ARTICLE IV - EMPLOYER CONTRIBUTIONS

         4.1 Amount of Employer Contributions. (1) (Employer Matching Contributions) Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer shall contribute to the Trust on account of each Plan Year, out of its net earnings for such Plan Year, and/or its accumulated earnings from prior Plan Years, an amount (the "Employer Matching Contributions") equal to (a) for the period commencing on or after January 1, 1989 and ending on December 31, 1998, 20% of the first 2% of Before-Tax Contributions and 10% of the next 4% of Before-Tax Contributions made during the Plan Year pursuant to Section 3.1, and (b) for the Plan Year commencing on January 1, 1999 and for the period from January 1, 2000 through July 31, 2000, an Employer Matching Contribution equal to 20% of the first 4% of Before-Tax Contributions made during such Plan Year or period pursuant to
Section 3.1 for its Employees who are entitled to an allocation of the Employer's Employer Matching Contributions for such Plan Year or period pursuant to Section 4.4.

         (2) (Restricted Employer Matching Contributions) Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer shall contribute to the Trust on account of the period commencing on or after August 1, 2000 and ending on December 31, 2000 and on account of each Plan Year thereafter, out of its net earnings for such period or Plan Year, and/or its accumulated earnings from prior Plan Years, an amount (the "Restricted Employer Matching Contributions") equal to 40% of the first 4% of Before-Tax Contributions made during such period or Plan Year pursuant to
Section 3.1 for its Employees who are entitled to an allocation of the Employer's Restricted Employer Matching Contributions for such period or Plan Year pursuant to Section 4.4.

         (3) As used in this Section, the terms "net earnings" and "accumulated earnings" shall mean the net earnings and accumulated earnings, respectively, of each Employer as determined by the auditor of such Employer in accordance with generally accepted accounting principles.

         4.2 Time for Making Employer Contributions. (1) (Employer Matching Contributions) Each Employer shall make its Employer Matching Contributions to the Trust not later than 30 days after the end of each calendar month and such Contributions shall be equal to 20% of the first 4% of Before-Tax Contributions made during such calendar month for Members who are Employees of such Employer and who are entitled to an allocation of the Employer's Matching Contributions for such calendar month pursuant to Section 4.4.

         (2) (Restricted Employer Matching Contributions) Each Employer shall make its Restricted Employer Matching Contributions to the Trust not later than 30 days after the end of each calendar month and such Contributions shall be equal to 40% of the first 4% of Before-Tax Contributions made during such calendar month for Members who are Employees of such Employer and who are entitled to an allocation of the Restricted Employer's Matching Contributions for such calendar month pursuant to Section 4.4.

         4.3 Return of Employer Contributions. (1) Except as provided in Subsection (2) of this Section or in Sections 5.1(3), 5.2(5) and 5.5(4), the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.

         (2) If an Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer if the Employer so directs within one year after the payment of such contribution. If an Employer

Contribution made by an Employer which is conditioned upon the deductibility of the Contribution under section 404 of the Code (or any successor thereto) is not fully deductible under such Code Section (or any successor thereto), such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer if the Employer so directs within one year after the disallowance of the deduction.

         (3) Earnings attributable to Employer Contributions returned to an Employer pursuant to this Section may not be returned, but losses attributable thereto shall reduce the amount to be returned.

         4.4 Allocation of Employer Matching Contributions and Restricted Employer Matching Contributions. (1) Each Employer Matching Contribution made in respect of a calendar month pursuant to Section 4.2(1) shall, subject to the provisions of Articles V and XVI, be allocated and credited to the Account of each Employee of the Employer for whom Before-Tax Contributions were made during such calendar month, and who is both a Member and an Eligible Employee on the last day of such calendar month, with each such Employee being credited with a portion of such Employer's Employer Matching Contribution equal to (a) for the period from January 1, 1989 through December 31, 1998, 20% of the first 2% of Before-Tax Contributions and 10% of the next 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month and (b) for the period from January 1, 1999 through July 31, 2000, 20% of the first 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month. (2) On or after August 1, 2000, each Restricted Employer Matching Contribution made in respect of a calendar month pursuant to Section 4.2(2) shall, subject to the provisions of Articles V and XVI, be allocated and credited to the Account of each Employee of the Employer for whom Before-Tax Contributions were made during such calendar month, with each such Employee being credited with a portion of such Employer's Restricted Employer Matching Contribution equal to 40% of the first 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month.

         4.5 Funding Policy. To the extent such has not already been done, the Company shall determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of the Act.

                    ARTICLE V - LIMITATIONS ON CONTRIBUTIONS

         5.1 Limitation on Deferrals. (1) Notwithstanding the foregoing provisions of Articles III and IV, the sum of a Member's Before-Tax Contributions shall not, for any taxable year of such Member commencing on or after January 1, 2000, exceed $10,500 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury). For purposes of this Section a Member's Before-Tax Contributions shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in section 401(k) of the Code to the extent not includible in gross income for the taxable year under section 402(a)(8) of the Code (determined without regard to section 402(g) of the Code),
(b) any employer contribution to the extent not includible in gross income for the taxable year under section 402(h)(1)(B) of the Code (determined without regard to section 402(g) of the Code) and (c) any employer contribution to purchase an annuity contract under section 403(b) of the Code under a salary reduction agreement within the meaning of section 3121(A)(5)(D) of the Code.

         (2) In the event that the amount described in Subsection (1) of this
Section is exceeded for a Member for any taxable year of such Member specified in such Subsection (1) (hereinafter called the "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Member by April 1 following the close of the taxable year in which such excess deferrals occurred if (and only if), by March 1 following the close of such taxable year the Member (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (b) notifies the Committee of the portion allocated to this Plan.

         (3) In the event that a portion of a Member's Before-Tax Contributions are distributed to him pursuant to Subsection (2) of this Section, Restricted Employer Matching

Contributions (prior to August 1, 2000, Employer Matching Contributions) made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be returned to the Employer which made such Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions).

         5.2 Limitation on Before-Tax Contributions. (1) Notwithstanding the foregoing provisions of Articles III and IV and effective as of January 1, 1997, for any Plan Year,

         (a) the actual deferral percentage (as defined in Subsection (2) of this Section) for the group of highly compensated Eligible Employees (as defined in Subsection (3) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25, or

         (b) the excess of the actual deferral percentage for the group of highly compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for the preceding Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of highly compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for the preceding Plan Year multiplied by 2.

If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of sections 401(a)(4) or 410(b) of the Code, such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any highly compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Employee.

         (2) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before-Tax Contributions actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 5.1) to (b) the Eligible Employee's Credited Compensation for such Plan Year.

         (3) For the purposes of the Plan, the term "highly compensated Eligible Employee" for a particular Plan Year shall mean any Eligible Employee (a) who, during the current or the preceding Plan Year, was at any time a 5-percent owner (as such term is defined in Code section 416(i)(1)) or (b) for the preceding Plan Year, received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code section 414(q)(1)(B). For the purposes of this Subsection, the term "compensation" shall mean (i) for the period prior to January 1, 1998, the sum of an Employee's compensation under
Section 5.5(3) and his Before-Tax Contributions, and (ii) for the period commencing on and after January 1, 1998, an Employee's compensation under
Section 5.5(3).

         (4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. The income allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan Year. Effective as of

January 1, 1997, for the purposes of this Subsection (4), the term "excess contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Before-Tax Contributions made on behalf of highly compensated Eligible Employees beginning with the highly compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions.

         (5) In the event all or a portion of a Member's Before-Tax Contributions are distributed to him pursuant to Subsection (4) of this Section, Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions) made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be returned to the Employer which made such Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions).

         5.3 Limitation on Matching Contributions. (1) Notwithstanding the foregoing provisions of Article IV and effective as of January 1, 1997, for any Plan Year the contribution percentage (as defined in Subsection (2) of this Section) for the group of highly compensated Eligible Employees (as defined in
Section 5.2(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees for the preceding Plan Year or (b) the lesser of (i) 200 percent of the contribution percentage for all other Eligible Employees for the preceding Plan Year or (ii) the contribution percentage for all other Eligible Employees for the preceding Plan Year plus 2 percentage points. If two or more plans of the Controlled Group to which employer matching contributions are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Subsection (1); and if a highly compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection (1).

         (2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of
(a) the sum of the Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions) and, at the election of the Company, any Before-Tax Contributions not taken into account for the Plan Year under
Section 5.2(2), made under the Plan by or on behalf of each such Eligible Employee for such Plan Year to (b) the Eligible Employee's Credited Compensation for such Plan Year.

         (3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. The income allocable to excess aggregate contributions is equal to the sum of the allocable gain or loss for the Plan Year. Effective as of January 1, 1997, for the purposes of this Subsection (3), the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions) actually paid to the Trust on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions) permitted for such

Plan Year under Subsection (1) of this Section, determined by reducing Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions) made on behalf of highly compensated Eligible Employees beginning with the highly compensated Eligible Employee with the highest dollar amount of Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions).

         (4) The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under
Section 5.1 and (b) then determining the excess contributions under Section 5.2.

         5.4 Aggregate Limit and Monitoring Procedures. (1) Notwithstanding the provisions of Article III or Article IV, if after the application of Sections 5.1, 5.2 and 5.3, the sum of the actual deferral percentage and the contribution percentage for the group of highly compensated Eligible Employees (as defined in Section 5.2(3)) exceeds the "aggregate limit" (as defined in Treasury Regulation section 1.401(m)-2(b)(3)) then the contributions made for such Plan Year for highly compensated Eligible Employees shall be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in Before-Tax Contributions (but only to the extent that they are not matched by Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions)) and then in Restricted Employer Matching Contributions (prior to August 1, 2000, Employer Matching Contributions). Reductions in contributions shall be made in the manner provided in Section 5.2 or 5.3, as applicable. The amount by which each such highly compensated Eligible Employee's contributions are reduced shall be treated as excess contributions or excess aggregate contributions under Section 5.2 or 5.3, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the highly compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 5.2 and 5.3. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (a) the actual deferral percentage of the highly compensated Eligible Employees does not exceed 1.25 multiplied by the actual deferral percentage of the non-highly compensated Eligible Employees, or
(b) the contribution percentage of the highly compensated Eligible Employees does not exceed 1.25 multiplied by the contribution percentage of the non-highly compensated Eligible Employees.(2) In order to ensure that at least one of the actual deferral percentages specified in Section 5.2(1), at least one of the contribution percentages specified in Section 5.3(1) and the aggregate limit described in Subsection (1) of this Section are satisfied for each applicable Plan Year, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Employer Contributions being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages, neither of such contribution percentages or the aggregate limit will be satisfied for a Plan Year, the Before-Tax Contributions and Employer Contributions made thereafter for each highly compensated Eligible Employee (as defined in Section 5.2(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for highly compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit.

         (2) In order to ensure that excess deferrals (as such term is defined in Section 5.1(2)) shall not be made to the Plan for any taxable year for any Member, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made, or to be made, to the Plan for each Member during each taxable year and shall take such action

(pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made, or to be made, for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 5.1(1).

         (3) The actions permitted by Subsections (2) and (3) of this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 5.1, 5.2, and 5.3 and Subsection (1) of this Section are met.

         5.5 Limitation on Individual Allocations. (1) Notwithstanding any other provision of the Plan, the maximum annual addition (as defined in Subsection (2) of this Section) to a Member's account for any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of (a) 25% of the Member's compensation for such Plan Year or (b)1 $30,000 ($35,000 effective January 1,
2001) (as such amount is adjusted pursuant to section 415(d) of the Code).

         (2) For the purposes of this Section, the term "annual addition" means the sum for any Plan Year of:

         (a) all contributions (including, without limitation, Before-Tax Contributions made pursuant to Section 3.1 but excluding Rollover Contributions) made by a member of the Controlled Group which are allocated to the Member's account pursuant to a defined contribution plan maintained by a member of the Controlled Group,

         (b) all employee contributions made by the Member to a defined contribution plan maintained by a member of the Controlled Group,


--------

1 As amended by Amendment No. 1, effective as of January 1, 1995.

         (c) all forfeitures allocated to the Member's account pursuant to a defined contribution plan maintained by a member of the Controlled Group, and

         (d) any amount attributable to medical benefits allocated to the Member's account established under section 419A(d)(1) of the Code if the Member is or was a key-employee (as such term is defined in section 416(i) of the Code) during such Plan Year or any preceding Plan Year, and any amounts allocated after March 31, 1984, to the Member's individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by a member of the Controlled Group.

         (3) For the purposes of this Section and effective as of January 1, 1998, the term "compensation" shall mean compensation with the meaning of Code section 415(c)(3) and the regulations thereunder. A Member's compensation as used in this Section shall not exceed $170,000 (as adjusted pursuant to Code section 401(a)(17)) for any Plan Year.

         (4) If a Member's annual addition (as defined in Subsection (2) of this Section) for a Plan Year would exceed the limitations of Subsection (1) of this Section as a result of the allocation of forfeitures, a reasonable error in estimating the Member's compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to the Member under the limitations of this Section (or other facts and circumstances which the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), Before-Tax Contributions (if any) made with respect to the Member for such Plan Year (together with any gains attributable thereto) shall be returned to him to the extent necessary to effectuate the required reduction in the annual addition. If the return of all such Before-Tax Contributions is not sufficient to effectuate such reduction, Employer Contributions allocable to such Member's Account for such Year shall, to the extent necessary to effectuate that such reduction, be held by the Trustee in a suspense account and shall be used to reduce Employer Contributions for the next Year (and succeeding Years, as necessary) for such Member if such Member is covered by the Plan at the end of any such Year; and if he is not covered by the Plan at the end of any such Year, such Employer Contributions held by the Trustee in such suspense account shall be allocated and reallocated to the accounts of other Members, except that no such allocation or reallocation shall cause the limitations of Subsection (1) of this Section to be exceeded for any such other Member for such Year. Investment gains and losses shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection (4). In the event of termination of the Plan, any then remaining balance of the suspense account, to the extent it may not then be allocated to Employee-Members, shall revert to the Company.

         5.6 Limitation on Total Individual Benefits. The provisions of this
Section 56. shall only be effective prior to January 1, 2000. Notwithstanding any other provision of the Plan, except as otherwise provided in section 415(e) of the Code, in any case in which an individual is a participant in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed 1.0. For purposes of the preceding sentence,

         (a) the defined benefit plan fraction for any Plan Year is a fraction,
     (i) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the Plan Year), and (ii) the denominator of which is the lesser of (A) the product of 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for such Year or (B) the product of 1.4, multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to such participant under the plan for such Year; and

         (b) the defined contribution plan fraction for any Plan Year is a fraction (i) the numerator of which is the sum of the annual additions to the participant's account as of the close of the Plan Year and for all prior Plan Years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year of service with the Controlled Group:

                  (A) the product of 1.25, multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for such Year, or

                  (B) the product of 1.4, multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code with respect to such participant under such plan for such Year.

         5.7 Definitions for Limitations Provisions. (1) For purposes of applying the limitations set forth in Sections 5.5 and 5.6, all qualified defined benefit plans (whether or not terminated) ever maintained by the Controlled Group shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by the Controlled Group shall be treated as one defined contribution plan.

         (2) As used in Sections 5.5, 5.6 and this Section 5.7, the term "Controlled Group" shall be construed in the light of sections 414(b) and 414(c) of the Code, as modified by section 415(h) of the Code.

         (3) Notwithstanding any other provisions of the Plan, the limitations of Code section 415 are hereby incorporated by reference to the extent not described in or inconsistent with the provisions of Sections 5.5 and 5.6 and this Section 5.7.

         5.8 Limitation on Employer Contributions. An Employer's Employer Contributions to the Trust on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code and shall be made on the condition that such Contributions are deductible under applicable provisions of the Code. For the purposes of this Section, the term "Employer Contributions" shall include Before-Tax Contributions made for an Employee of an Employer.

                    ARTICLE VI - INVESTMENT OF CONTRIBUTIONS

         6.1 Investment Funds. The Trust Fund shall be divided into Investment Funds, which shall include the Gorman-Rupp Stock Fund and the Money Market Fund. The Trustee shall establish such other Investment Funds, as directed by the Committee in its discretion, which may be in addition to or in lieu of the initial Investment Funds. All Before-Tax Contributions and Employer Contributions shall be invested therein as provided in Section 6.4. Subject to applicable provisions of the Plan and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and shall keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Fund. The determination of the Trustee as to whether an investment is within the category of investments which may be purchased for an Investment Fund shall be conclusive. The Trustee in its sole discretion may keep such portion of each Investment Fund in cash or cash equivalents pending the selection and purchase of suitable investments under each such Fund or as the Trustee may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons, and the Trustee shall not be liable for interest on uninvested funds.

         6.2 Account; Sub-Account. The Trustee shall establish and maintain an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member's (a) Before-Tax Contributions, (b) Employer Profit Sharing Contributions, (c) Employer Matching Contributions, (d) Restricted Employer Matching Contributions and (e) Rollover Contributions. The Trustee shall also maintain separate records which shall show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Member in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Sections 7.1 and 7.2) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.

         6.3 Reports. The Trustee shall cause reports to be made quarterly to each Member and to the Beneficiary of each deceased Member as to the value of his Account. In addition, the Trustee shall cause such a report to be made to each Member who (a) requests such a report in writing (provided that only one report shall be furnished a Member upon such a request in any 12-month period) or (b) terminates his employment with an Employer.

         6.4 Investment of Contributions. (1) Each Member shall, in accordance with procedures established by the Committee, direct that all Before-Tax Contributions, Employer Contributions (other than Restricted Employer Matching Contributions) and Rollover Contributions made to the Trust Fund for such Member be invested in such of the Investment Funds provided in Section 6.1 as the Member shall elect, provided, however, that investment elections shall be made in multiples of 1% of such Contributions. An investment election made by a Member shall remain in effect and be applicable to all subsequent Before-Tax Contributions, Employer Contributions (other than Restricted Employer Matching Contributions) and Rollover Contributions made for him unless an investment change is made by him and becomes effective pursuant to Subsection (2) of this Section. In the absence of an effective investment election by a Member, all Before-Tax Contributions, Employer Contributions (other than Restricted Employer Matching Contributions) and Rollover Contributions made to the Trust

Fund for such Member shall be invested in the Money Market Fund. Restricted Employer Matching Contributions made on behalf of a Member shall be invested in the Gorman-Rupp Stock Fund.

         (2) A Member may, in accordance with procedures established by the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before-Tax Contributions and Employer Contributions (other than Restricted Employer Matching Contributions) made for him. In addition, a Member may, as of any Valuation Date, in accordance with procedures established by the Committee, elect to transfer all or a part (in 1% increments) of the portion of his Account (excluding his Restricted Employer Matching Contributions Sub-Account) which has been invested in an Investment Fund (based on the value of such Account on the immediately preceding Valuation Date) to any other Investment Fund specified by him. In addition, after age 59, a Member may, in accordance with procedures established by the Committee, elect to transfer all or a part (in 1% increments) of his Restricted Employer Matching Contributions Sub-Account which has been invested in the Gorman-Rupp Stock Fund (based on the value of such Sub-Account on the immediately preceding Valuation Date) to any other Investment Fund specified by him.

         6.5 Directions to Trustee. The Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment elections and investment change elections made under Section
6.4 and to provide funds for distributions and withdrawals pursuant to Article VIII and other provisions of the Plan.

         6.6 Loans to Members. (1) A Member who is an Employee or a "party in interest" within the meaning of Section 3(14) of ERISA may apply, in a manner prescribed by the Committee, for a loan from his Account (which, for purposes of this Section
6.6 shall not include any amounts allocated to the Member's Restricted Employer Matching Contributions Sub-Account). If the Committee determines that the Member is not in bankruptcy or similar proceedings and is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Member from his Account.

         (2) A Member shall not be entitled to a loan under this Section unless the Member consents to (a) the use of the Member's Account as security as provided in Subsection (5)(c) of this Section and (b) the possible reduction of the Member's Account as provided in Subsection (6) of this Section.

         (3) Each loan shall be in an amount which is not less than $1,000. A Member may have only one loan outstanding at any one time. The maximum loan to any Member (when added to the outstanding balance of all other loans to the Member from all qualified employer plans (as defined in section 72(p)(4) of the Code) of the Controlled Group) shall be an amount which does not exceed the lesser of

         (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or

         (b) 50% of the value of such Member's Account (excluding the Member's Restricted Matching Employer Contributions Sub-Account) on the date on which such loan is made.

         (4) For each Member for whom a loan is authorized pursuant to this Section, the Committee shall (a) direct the Trustee to liquidate the Member's interest in the Investment

Funds as directed in writing by the Member or, in the absence of such written direction, on a default basis determined by the Committee, to the extent necessary to provide funds for the loan, (b) direct the Trustee to disburse such funds to the Member upon the Member's execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Member's Account (the "Loan Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Member, (iii) to which the promissory note shall be allocated and (iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Member shall be credited initially to his Loan Account and applied against the Member's promissory note, and then invested in the Investment Funds pursuant to the Member's direction under Section 6.1.

         (5) Loans made pursuant to this Section:

         (a) shall be made available to all Members on a reasonable equivalent basis;

         (b) shall not be made available to highly compensated Eligible Employees in a percentage amount greater than the percentage amount made available to other Members;

         (c) shall be secured by the Member's Loan Account; and

         (d) shall be evidenced by a promissory note and security agreement executed by the Member which provides for:

                  (i) the security referred to in paragraph (c) of this Subsection;

                  (ii) a rate of interest determined by the Committee in accordance with applicable law;

                  (iii) repayment within a specified period of time, which shall not extend beyond five years unless the loan is used for the purchase of the Member's principal residence;

                  (iv) repayment in equal payments over the term of the loan, with payments not less frequently than quarterly; and

                  (v) for such other terms and conditions as the Committee shall determine, which shall include provision that:

                         (A) with respect to a Member who is an Employee, the
               loan will be repaid pursuant to authorization by the Member of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, the Committee may waive the requirement of equal payroll deductions if the Company payroll through which the Member is paid cannot accommodate such deductions;

                         (B) the loan shall be prepayable in whole at any time
               without penalty; and

                         (C) the loan shall be in default and become immediately
               due and payable upon the first to occur of the following events:

                              (I) the Member's failure to make a required
                    payment on the promissory note, which payment remains unpaid through the end of the calendar quarter following the calendar quarter in which such payment was due;

                              (II) in the case of a Member who is not an
                    Employee, distribution of his Account;

                              (III) the filing of a petition, the entry of an
                    order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Member, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Member for the benefit of his creditors; or

                              (IV) the death, retirement or termination of
                    employment of a Member or the occurrence of any other event permitting distribution of any portion of the Member's Account (other than a withdrawal on account of Hardship as permitted under Section 8.6).

         (6) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Member's Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan shall be deemed to be distributed to the Member at the time of default and shall be satisfied by deduction from the Member's Loan Account, as follows:

         (a) in the case of a Member who is an Employee and who is not, at the time of the default, eligible to receive distribution of his Account under the provisions of Article VIII, other than a withdrawal on account of Hardship under Section 8.6, or by order of a court, at such time as he first becomes eligible to receive distribution of his Account under the provisions of Article VIII, other than a withdrawal on account of Hardship under Section 8.6, or by order of a court; or

         (b) in the case of any other Member, immediately upon such default.

          ARTICLE VII - MAINTENANCE AND VALUATION OF MEMBERS' ACCOUNTS

         7.1 Valuation of Investment Funds. (1) The Trustee shall, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation shall be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value, and bonds and notes issued or guaranteed by the United States, shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee's determination of such value shall be conclusive on all interested persons for all purposes of the Plan. A similar valuation shall be made at any other time upon the written direction of the Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation.

         (2) The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, income or other earnings accrued but not collected during such period and expenses incurred but not paid during such period shall not be counted, and the transfer of funds to or from an Investment Fund pursuant to Section 6.4, Before-Tax Contributions and Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Members or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

         (3) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsections (1) and (2) of this Section shall be allocated as of such Valuation Date to the Accounts of Members and Beneficiaries of deceased Members in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. In determining the amounts of Accounts on a Valuation Date for the purposes of this Subsection (3), Before-Tax Contributions and Employer Contributions to the Trust during or on account of a Plan Year shall be deemed to have been made and allocated to the Accounts of Members on the first day following the close of such Year. However, the Committee may adopt rules to the effect that in determining the allocation of the net gain or loss of each Investment Fund for any such period there shall be counted, on a proportionate basis, distributions from or other debits to the Accounts of Members and Beneficiaries since the beginning of such period to the extent the amounts so distributed or debited were in such Fund during such period. Such rules shall be uniform in their application to all persons who are similarly situated.

         7.2 Procedures in Making Allocations and Corrections. In computing the allocation of Employer Contributions and of the net gain or loss of each Investment Fund, computations shall be made to four decimal places unless the Committee determines that a different number of decimal places should be used. In computing the amounts to be allocated and credited or debited to the Accounts of Members or Beneficiaries, computations shall be made to the nearest cent or, in the discretion of the Committee, to the last full cent, ten cents or dollar, and any resulting excess or deficiency shall either be treated as general earnings or expenses of the Fund or be used to correct errors in determining or making any debits or credits to the Accounts of Members or Beneficiaries, all as determined by the Committee in its discretion. Errors in determining or making any credits or debits to Accounts may be adjusted in such manner as the Committee and the Trustee deem to be fair and feasible, including, but not limited to, the recomputation of the credits or debits in question, the addition of adjustments to the income or expenses of an Investment Fund or the making of adjustments as provided in the preceding sentence. The Trustee need not delay distributions because of the possibility of such recomputations and adjustments, and, to the extent permitted by applicable law, neither the Trustee, any Employer nor the Committee (either as a committee or as individuals) shall be liable for any overpayment made by the Trustee in reliance upon the amounts of the Accounts of Members or Beneficiaries as reflected at the time of such distribution in the record of such Accounts maintained by the Trustee as provided in Section 6.2.

         7.3 Registration and Voting of Gorman-Rupp Stock. All shares of Gorman-Rupp Stock acquired by the Trustee shall be held in the possession of the Trustee or in a depository until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of its stockholders, the Company shall cause to be sent to each Member and Beneficiary of a deceased Member who has Gorman-Rupp Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Gorman-Rupp Stock (including fractional shares) allocated to such Member's Account. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Instructions received from individual Members and Beneficiaries by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person including officers or Employees of the Company. To the extent a Member or Beneficiary does not direct the Trustee in whole or in part with respect to the exercise of voting rights arising under Gorman-Rupp Stock allocated to his Account, such voting rights shall not be exercised by the Trustee.

         7.4 Tender or Sale of Gorman-Rupp Stock. (1) Except to the extent necessary to make distributions or withdrawals from the Plan as provided in
Article VIII or except as otherwise expressly provided in the Plan or the Trust Agreement, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Gorman-Rupp Stock held by it under the Plan. In the event the Committee determines that a tender offer for shares of Gorman-Rupp Stock has commenced, then, notwithstanding any other provision of the Plan or Trust Agreement, the following provisions of this Section shall become applicable.

         (2) In the event it is determined that an offer described in Subsection
(1) of this Section has commenced, the Trustee shall cause to be sent to each Member and Beneficiary of a deceased Member who, on the effective date of such offer or at any time during the effective period of such offer, has Gorman-Rupp Stock allocated to his Account all pertinent information in respect of such offer, including all the terms and conditions thereof, together with a form prescribed by the Trustee pursuant to which each such Member and Beneficiary may direct the Trustee to tender or sell pursuant to such offer all or part of the shares of Gorman-Rupp Stock so allocated to his Account. The Trustee shall tender or sell only those shares of Gorman-Rupp Stock as to which valid and timely directions to tender or sell are received and not validly and timely revoked, and all other shares of Gorman-Rupp Stock held under the Plan shall continue to be held by the Trustee. If in the course of an offer described in Subsection (1) of this Section there shall arise any issue on which Members or Beneficiaries of deceased Members who have directed the tender or sale of shares of Gorman-Rupp Stock are required or have an opportunity to alter their circumstances (including but not limited to an opportunity to withdraw shares of Gorman-Rupp Stock previously tendered and an opportunity to tender shares of Gorman-Rupp Stock in a competing offer), the Trustee shall, in accordance with the foregoing provisions of this Subsection (2) and to the extent reasonably practicable, solicit the directions of such Members and Beneficiaries with respect to each such issue and act in response to such directions. The instructions received by the Trustee from Members or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company or any Employer, except as otherwise required by law.

         (3) Funds received in exchange for tendered shares of Gorman-Rupp Stock shall be used by the Trustee to purchase Gorman-Rupp Stock (or other employer securities within the meaning of Section 407(d) of ERISA) as soon as practicable. In the interim, the Trustee shall invest such funds in short-term investments permitted under the Trust Agreement.

         (4) Any decision by a Member or Beneficiary to tender (or not tender) or to sell (or not sell) pursuant to Subsection (2) of this Section shall constitute an exercise of control over the assets in his Account by such Member or Beneficiary within the meaning of section 404(c) of the Act, and each Member or Beneficiary who so exercises such control shall by such exercise release and agree, on his behalf and on the behalf of his heirs and beneficiaries, to indemnify and hold harmless the Trustee, the Employers and the Committee from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise.

             ARTICLE VIII - VESTING, DISTRIBUTIONS AND WITHDRAWALS

         8.1 Nonforfeitable Member Interests. Each Member's interest in the Trust Fund shall be nonforfeitable at all times and shall be distributed and withdrawn only as provided in the following Sections of this Article.

         8.2 (2) Distributions on Death While an Employee. If a Member dies while in the employ of a Controlled Group Member, his entire Account shall be paid to the Member's Beneficiary in a lump sum in cash and/or shares of Gorman-Rupp Stock to the extent provided in Section 8.12, as elected by the Beneficiary, within 60 days after the date of such Member's death.

         8.3 (3) Distributions on Other Termination of Employment. If a Member's employment with the Controlled Group terminates other than by reason of his death, his entire Account shall be paid to him in a lump sum in cash and/or shares of Gorman-Rupp Stock to the extent provided in Section 8.12, as elected by the Member. If the value of a Member's Account is $5,000 or less, distribution of his Account shall be made as soon as practicable after the date of his termination of employment. If the value of a Member's Account exceeds $5,000, distribution of such Account shall not be made prior to the Member's attainment of age 70 without his written request.

         8.4 Distributions on Death after Termination of Employment. If a Member dies after his employment with the Controlled Group terminates and before his Account has been paid to him, his Account shall be paid to his Beneficiary as provided in Section 8.3.

         8.5 Time of Distribution. Effective as of January 1, 1997 and subject to the provisions of Section 8.6, the distribution of a Member's Account shall occur as provided in the

------------

(2) As amended in its entirety by Amendment No. 1, effective as of 8/1/2000.

(3) As amended in its entirety by Amendment No. 1, effective as of 8/1/2000.

preceding Sections of this Article, but in no event later than 60 days after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Member attains age 70, (b) the 10th anniversary of the year in which the Member commenced membership in the Plan, or (c) the date of the Member's termination of employment with the Controlled Group; provided, however, that (i) a distribution to a Member pursuant to Section 8.3 shall be made not later than the time provided in the following sentences of this Section and (ii) a distribution to a Beneficiary pursuant to Sections 8.2 and 8.4 shall be made within five years after the Member's death. Notwithstanding any other provision of the Plan, to the extent required under section 401(a)(9) of the Code, the entire Account of a Member who is a 5-percent owner (as defined in section 416 of the Code) or who attains age 70 1/2 prior to January 1, 1999 shall be distributed or commence to be distributed to him, in accordance with
Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 (whether or not his employment with the Controlled Group has terminated) and, with respect to such Members who are Employees, on December 31 of such year and each succeeding year. In addition, the entire Account of any other Member shall be distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), not later than the April 1 of the calendar year following the later of
(I) the calendar year in which he attains age 70 1/2 or (II) the calendar year of his termination of employment. Distributions under the Plan shall be made in accordance with the provisions of section 401(a)(9) of the Code and Treasury Regulations issued thereunder, (including Treasury Regulations ss. 1.401(a)(9)-2), and such provisions shall control to the extent that they are inconsistent with any other provision of the Plan.

         8.6 Withdrawal of Contributions. (1) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has established the existence of a Hardship may withdraw in cash such portion of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto) as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

         (2) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and who has established the existence of a Hardship may withdraw in cash such part of his Employer Profit Sharing Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

         (3) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and his Employer Profit Sharing Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Rollover Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

         (4) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto), his entire Employer Profit Sharing Contributions Sub-Account and his entire Rollover Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Matching Contributions Sub-Account as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

         (5) For purposes of the Plan, a withdrawal will be treated as being necessary to alleviate such Hardship only if (a) the withdrawal does not exceed the amount necessary to meet such financial needs (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); (b) the Member has obtained all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under the Plan and any other plan maintained by any Employer; (c) the Member's Before-Tax Contributions (or any comparable contributions to any other plan maintained by any Employer) are suspended for a period of 12 months following receipt of the Hardship withdrawal; and (d) the amount of the Member's Before-Tax Contributions (and any comparable contributions to any other plan maintained by any Employer) for the Member's taxable year immediately following the taxable year of the Hardship withdrawal shall not be in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Member's Before-Tax Contributions (and any comparable contributions to any other plan maintained by any Employer) for the taxable year of the Hardship withdrawal. For purposes of the preceding sentence, the phrase "any other plan maintained by any Employer" means any other qualified or nonqualified deferred compensation plan maintained by any Employer, including a stock option, stock purchase or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code, and such phrase shall be interpreted in a manner consistent with Treasury regulations issued under Section 401(k) of the Code.

         8.7 Order of Distributions and Withdrawals. In the event a distribution or withdrawal is to be made from the Trust Fund pursuant to any provision of the Plan or Trust Agreement and it is necessary to liquidate part (but not all) of the Member's Account which is invested in more than one Investment Fund to effect such distribution or withdrawal, such Member shall designate (on a form approved by the Trustee, signed by him and filed with the Committee) which Investment Fund or Funds in which his Account is invested shall be liquidated (to the extent of his interest therein) in order to make such distribution or withdrawal. If the Member is not able or willing to make the decision contemplated by the first sentence of this Section, such decision shall be made by the Trustee.

         8.8 Facility of Payment. In the event the Committee finds that any Member or Beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental, or legal incompetence, the Committee, in its discretion, may cause any payment due to him hereunder, for which prior claim has been made by a duly qualified guardian or other legal representative, to be paid to the individual or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Member or Beneficiary. Any such payment shall be deemed a payment for the account of such Member or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

         8.9 Duplication of Benefits. To the extent permitted by law and except as otherwise provided in the Plan, benefits under this Plan shall be in addition to benefits provided under any other employee pension benefit plan (as such term is defined in section 3(2) of the Act) which is now or hereafter adopted or maintained by any member of the Controlled Group.

         8.10 Distribution on Sale of Assets or Subsidiary. In the event that a Member's employment with the Controlled Group is terminated because of the disposition by an Employer of substantially all of the assets of a trade or business, or its interest in a subsidiary, and such Member continues employment with the corporation acquiring such assets or such subsidiary, the Member shall be entitled to a distribution of his Account as provided in Section 8.3 within 60 days after the Valuation Date coinciding with or next following the date his employment so terminates; provided that the purchaser of such assets or subsidiary does not maintain the Plan (within the meaning of Treasury Regulations issued under section 401(k)(10) of the Code) after the disposition.

         8.11 Transfers of Eligible Rollover Distributions. (1) If a Member or Spouse is eligible to receive a distribution from the Plan that constitutes an "eligible rollover distribution" (as defined in Subsection (3) of this Section) and the Member or Spouse elects to have all or a portion of such distribution paid directly to an "eligible retirement plan" (as defined in Subsection (3) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A Member or Spouse may not elect a direct rollover of a portion of an eligible rollover distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the Member or Spouse. Notwithstanding the preceding provisions of this Section, a direct rollover of an eligible rollover distribution shall not be made if a Member's or Spouse's eligible rollover distributions for a Plan Year are reasonably expected to total less than $200. Unless otherwise specifically provided herein, for purposes of this Section, the term "Spouse" shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

         (2) The Company shall prescribe reasonable procedures for elections to be made pursuant to this Section. Within a reasonable period of time (as prescribed by Treasury regulations or rulings) before the payment of an eligible rollover distribution, the Company shall provide a written notice to the Member or Spouse describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code.

         (3) For purposes of the Plan, the term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, (d) any withdrawal on account of Hardship and (e) such other amounts specified in Treasury regulations or rulings issued under section 402(c) of the Code. For purposes of this Section, the term "eligible retirement plan" means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, or any other type of plan that is included within the definition of "eligible retirement plan" under section 401(a)(31)(D) of the Code; provided however, that with respect to a Spouse (but not a former spouse who is an alternate payee) who receives a distribution after a Member's death an "eligible retirement plan" shall mean only an individual retirement account or annuity described in section 408 of the Code.

         (4) The provisions of this Section are intended to comply with the provisions of section 401(a)(31) of the Code and shall be interpreted in accordance with such section and Treasury regulations and rulings issued thereunder. The provisions of this Section shall be effective for distributions under the Plan on and after January 1, 1993.

         8.12 Distribution of Gorman-Rupp Stock. Notwithstanding the preceding provisions of this Article, a Member or Beneficiary who is eligible to receive a distribution under Section 8.2, 8.3 or 8.4 (but not Section 8.6) may elect to receive that portion of his distribution which is attributable to his interest in the Gorman-Rupp Stock Fund in the form of whole shares of Gorman-Rupp Stock with any fractional shares of Gorman-Rupp Stock in cash.

         8.13 Distributions Pursuant to a QDRO. If a qualified domestic relations order (as defined in section 414(p) of the Code) so provides, the portion of a Member's Account that is payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Member is entitled to a distribution from the Plan at such time. The portion of the Account so payable shall be valued as of the Valuation Date coinciding with or next following the date specified in such order.

                  ARTICLE IX - ADMINISTRATION OF THE TRUST FUND

         9.1 Appointment of Trustee. The Company has appointed National City Bank to act as Trustee under the Plan and has executed the Trust Agreement with such Trustee. The Company may, without the consent of any Member, other Employer or other person, execute amendments to such Trust Agreement, execute such further agreements as it in its sole discretion may deem necessary or desirable to carry out the Plan, or at any time, upon 30 days written notice, remove the Trustee and appoint a successor.

         9.2 Duties of Trustee. The Trustee shall invest Before-Tax Contributions and Employer Contributions paid to it and earnings thereon in accordance with the Plan and Trust Agreement. The Trustee shall also establish and maintain separate Accounts for each Member in accordance with Articles IV, VI and VII. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it by the Plan or Trust Agreement and shall be subject to all of the duties imposed upon it by the Plan and Trust Agreement. The Trustee Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, approves the Trust Agreement and authorizes the Company to execute any amendment or supplement thereto in its behalf.

         9.3 The Trust Fund. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Members and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall from time to time make payments and distributions from the Trust Fund as provided in the Plan.

         9.4 No Guarantee Against Loss. Neither the Trustee nor any Employer nor the Committee nor any member of the Committee in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.

         9.5 Payment of Benefits. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund and in accordance with instructions given to the Trustee by the Committee pursuant to the terms of the Plan, and neither any Employer nor the Trustee nor the Committee nor any member of the Committee shall be otherwise liable for any benefits payable under the Plan.

         9.6 Compensation and Expenses. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon by it and the Company. Such compensation and the expenses of the Trustee and other expenses necessary for the proper administration of the Plan and Trust, including without limitation, costs incident to the purchase and sale of securities, such as brokerage fees, commissions and transfer taxes, shall be paid by the Trustee from the Trust Fund, except that the Employers may, in their sole discretion, pay all or any part of such compensation and expenses. Taxes, if any, on any property held by the Trustee shall be paid out of the Trust Fund and taxes, if any, other than transfer taxes, on distributions to a Member or Beneficiary of a Member shall be paid by the Member or the Beneficiary, respectively.

         9.7 No Diversion of Trust Fund. Except as provided in Sections 4.3(2), 5.1(3), 5.2(5), 5.5(4) and 9.6, it shall be and is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

         9.8 Transfer to this Plan from Other Plans. (1) The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Member all cash and other property which may be transferred to the Trustee from a trust held under another plan in which the Member was a participant, which meets the requirements of sections 401(a) and 501(a) of the Code ("a qualified trust") and which is not subject to the survivor annuity requirements of section 401(a)(11) of the Code. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have the authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section.

         (2) Cash or other property transferred to the Trustee pursuant to Subsection (1) of this Section shall be allocated to such Investment Fund(s) (including a new Investment Fund or Investment Funds established and maintained by the Trustee) as the Trustee shall determine.

               ARTICLE X - ADOPTION OF THE PLAN BY OTHER EMPLOYERS

         10.1 Adoption. Any member of the Controlled Group may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption on the order of its Board of Directors and filing a copy thereof with the Company and the Trustee, and such instrument shall (subject to such terms and conditions as the Company may require or approve) become incorporated in the Plan by reference.

         10.2 Withdrawal of Employer. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan, and such withdrawal shall constitute a termination of the Plan as to it, but amendments to the Plan (except those made pursuant to Sections 10.1 and 10.3) may be made only by the Company. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer on the order of its Board of Directors and filed with the Company, the Committee and the Trustee. In the event of such a withdrawal of an Employer or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 14.1, such Employer shall cease to be an Employer and, as soon as practicable after such withdrawal or termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) pursuant to Section 8.3 to Members affected by such withdrawal or termination as if each such Member's employment with the Controlled Group had terminated.

         10.3 Withdrawal of Employee Group. Any Employer may elect to withdraw from the Plan any designated group of its Employees while continuing to include another group or other groups of its Employees within the Plan, and any such withdrawal shall constitute a termination of the Plan as to the Employees to which it is applicable. Any such withdrawal of a designated group of Employees shall be expressed in an instrument executed by the Employer on the order of its Board of Directors and filed with the Company (if the Employer making such withdrawal is not the Company), the Committee and the Trustee. In the event of such a withdrawal by an Employer or in the event the Plan is terminated by the Company as to a group of Employees of another Employer pursuant to Section 14.1, the Trustee shall, as soon as practicable after such withdrawal or termination, make distribution (if such distribution is permitted by applicable law) pursuant to Section 8.3 to Members affected by such withdrawal or termination as if each such Member's employment with the Controlled Group had terminated.

                           ARTICLE XI - THE COMMITTEE

         11.1 Appointment of Committee. The President of the Company shall appoint a Committee of at least three persons (who may or may not be Members) to administer the Plan, shall fill vacancies whenever necessary to maintain three members serving on the Committee, shall designate the Chairman of the Committee and from time to time may remove members from the Committee and add members thereto. The Company shall certify the number and names of the members of the Committee to the Trustee, which may rely upon such certification until it receives written notice from the Company as to a change in the membership of the Committee.

         11.2 Formalities of Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum and all decisions and determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at the meeting duly called and held. The Committee may authorize any one member to sign documents on behalf of the Committee in order to give evidence with respect to action taken by the Committee. The Committee may appoint a Secretary who need not be a member of the Committee and who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it deems advisable.

         11.3 Plan Interpretation and Findings of Fact. The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Members and other persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee): (1) to resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Member; (2) to determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and (3) to conduct the review procedure specified in Section 13.3. All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Article XIII. The Committee shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.

         11.4 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

         11.5 Assistance. The Committee may employ or retain such clerical, legal, accounting, investment or other assistance as it deems necessary or advisable for the proper administration of the Plan and Trust Fund.

         11.6 Uniform Administration of Plan. All action taken by the Committee under the Plan shall treat all persons similarly situated in a uniform and consistent manner.

     ARTICLE XII - ADMINISTRATION OF THE PLAN AND FIDUCIARY RESPONSIBILITY

         12.1 Responsibility for Administration. Except to the extent that particular responsibilities are assigned to other Fiduciaries pursuant to the Trust Agreement or some other Section of the Plan, the Company (as the Plan Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have such powers, duties, responsibilities and authorities as shall be conferred upon him or delegated to him pursuant to provisions of the Plan or Trust Agreement. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund if, pursuant to the Plan and/or Trust Agreement, he is assigned or delegated any multiple fiduciary capacities.

         12.2 Named Fiduciaries. For purposes of the Plan, the Named Fiduciaries shall be the Company, the Committee and the Trustee. The Company may, by an instrument authorized and signed by the President of the Company, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 12.3) which relate to the administration of the Plan or the Trust Fund, provided such designee accepts such designation. Such a designation may be terminated at any time by written notice from the President of the Company to the designee or by written notice from the designee to such President.

         12.3 Delegation of Fiduciary Responsibilities. (1) The Company may delegate to any person or persons any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund, other than trustee responsibilities (as defined in section 405(c) of the Act) assigned to the Trustee by the Trust Agreement or some other Section of the Plan. However, no such power, function, duty or responsibility which is assigned to a Fiduciary (other than the Company) pursuant to the Trust Agreement or some other Section of the Plan shall be so delegated without the written consent of such Fiduciary.

         (2) Any delegation pursuant to Subsection (1) of this Section (a) shall be signed by the President of the Company, be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as such President deems appropriate, (c) shall specify the powers, functions, duties and/or responsibilities therein delegated,
(d) may be amended from time to time by written agreement signed by the President of the Company and by the delegatee, and (e) may be revoked (in whole or in part) at any time by written notice (i) from the President of the Company delivered to the delegatee or (ii) from the delegatee delivered to the President of the Company.

         12.4 Immunities. Except as otherwise provided in Section 12.5 or by applicable law, (a) no Fiduciary shall have the obligation to discharge any duty, function or responsibility which is specifically assigned to another Fiduciary or Fiduciaries by the terms of the Plan or the Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan or in the Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence, bad faith or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or in his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; (e) each Employer and each officer or director thereof, Employees, the Committee and each member thereof, and any other person(s) to whom the Company delegates (or the Plan or the Trust Agreement assigns) any duty with respect to the Plan or Trust Fund, may rely and shall be fully protected in acting in good faith (i) upon the advice of counsel (who may be of counsel for an Employer or another Fiduciary), (ii) upon the records of a member of the Controlled Group, (iii) upon the opinion, certificate, valuation, report, recommendation or determination (A) of the auditor selected by an Employer or of the Trustee or (B) of any person employed by the Trustee to render advice with regard to any responsibility the Trustee has under the Plan or Trust Agreement and (iv) upon any certificate, statement or other representation made by or any information furnished by an Employee, a Member, a Beneficiary or the Trustee and (f) the Committee and its members shall not be required to make inquiry into the propriety of any action by an Employer or the Trustee.

         12.5 Limitation on Exculpatory Provisions. Notwithstanding any other provision of the Plan or Trust Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve or have the effect of relieving any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title I of the Act.

         12.6 Plan Conversions. Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Administrator, the Administrator may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant's right to change his contribution election, a Participant's right to change his investment election and a Participant's right to borrow or withdraw from his Account or obtain a distribution from his Account.

                        ARTICLE XIII - CLAIMS PROCEDURES

         13.1 Method of Filing Claim. Any Member or Beneficiary who thinks that he is entitled to have received a distribution under the Plan or the Trust Agreement which he has not received or that the amounts credited to his Account are inaccurate may file with any member of the Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to such a Committee member.

         13.2 Notification by Committee. Unless such claim is allowed in full by the Committee, the Committee shall (within 90 days after such was filed, plus an additional 90 days if required for processing and if notice of the additional 90-day extension of time indicating the specific circumstances requiring the extension and the day by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state the specific reason(s) for the denial of the claim, specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. If a claimant does not receive any notice from the Committee within 90 days after his claim is filed with the Committee, his claim shall be deemed to have been denied.

         13.3 Review Procedure. Within six months after the denial of his claim, the claimant or his duly authorized representative may appeal such denial by filing with any officer of the Company a written request for a review of said claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company, shall conduct a full and fair review of such claim and mail or deliver to the claimant a written decision within 60 days after such appeal was filed unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after such appeal was filed. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reason(s) for the decision, shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based and shall, to the extent permitted by applicable law, be final and binding on all interested persons. During such review, the claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the claimant's claim and to submit issues and comments in writing. If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed denied on review.

               ARTICLE XIV - AMENDMENT, SUSPENSION OR TERMINATION

         14.1 Right to Amend, Suspend or Terminate. Subject to the limitations of Section 9.7, the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Members, Beneficiaries or any other person, (a) to amend the Plan, in whole or in part, and (b) to suspend Employer Contributions to the Plan and (c) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Members and their Beneficiaries. No such amendment, suspension or termination shall decrease the amount to be contributed by the Employers on account of any Plan Year preceding the Plan Year in which such amendment, suspension or termination is approved by the Company.

         14.2 Procedure for Amendment, Suspension or Termination. Any amendment, suspension or termination of the Plan pursuant to Section 14.1 shall be expressed in an instrument executed by the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

         14.3 Effect of Termination. If the Plan shall be terminated by the Company as to all Employers, Before-Tax Contributions and Employer Contributions shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to all Members pursuant to Section 8.3 as if each Member's employment with the Controlled Group had terminated.

         14.4 Prohibition on Decreasing Accrued Benefits. No amendment to the Plan (other than an amendment described in section 412(c)(8) of the Code) shall have the effect of decreasing the accrued benefit of any Member. For purposes of the preceding sentence, a Plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

                           ARTICLE XV - MISCELLANEOUS

         15.1 Spendthrift Provisions. No right or interest of any kind of a Member or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or in equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in section 414(p) of the Code. The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with section 414(p) of the Code.

         15.2 No Enlargement of Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person in respect of commencement, continuation, suspension, resumption or termination of employment nor shall it interfere with or in any other way affect the rights of an Employer to terminate or suspend employment and to treat any Employee or other person without regard to the effect which such treatment might have upon him as a Member.


         15.3 Notices, Reports and Statements. (1) All notices, reports and statements given, made, delivered or transmitted to a Member shall be deemed duly given, made, delivered or transmitted when mailed with postage prepaid and addressed to the Member at the address last appearing on the books of the Committee. A Member may change his address from time to time by written notice in the form prescribed by the Committee.

         (2) Written directions, instructions, notices and other communications from Members to the Employers or the Committee shall be mailed by first class mail or delivered to

                           The Gorman-Rupp Company
                           305 Bowman Street
                           P.O. Box 1217
                           Mansfield, Ohio 44901

                           Attention:  401(k) Plan Committee

or to such other address as may be communicated in writing by the Company. Any such direction, instruction, notice or other communication shall be deemed to have been given when actually received at such location.

         15.4 Action by Company. Whenever the Company is authorized to act under the Plan, such action shall be taken, unless otherwise provided in the Plan or in a resolution of the Board of Directors of the Company, by written instrument executed by (a) the President or a Vice President of the Company and (b) the Secretary, Treasurer, an Assistant Treasurer or an Assistant Secretary of the Company. To the extent permitted by applicable law, the Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

         15.5 Merger or Transfer of Assets. There shall be no merger or consolidation of this Plan with, or transfer of assets or liabilities of such Plan to, any other plan unless each Member in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

         15.6 Acquisitions. In the event an Employer acquires all or a part of another business organization (whether by merger, purchase of assets or otherwise), the Committee shall determine the terms and conditions under which, and the extent, if any, to which, remuneration paid by such business organization and its predecessors, subsidiaries and affiliates shall be recognized as Credited Compensation for purposes of the Plan, but no action shall be taken pursuant to this Section which would discriminate in favor of shareholders, officers or highly compensated employees of such business organization as compared with other employees of such business organization.

         15.7 Severability Provision. If any provision of the Plan or Trust Agreement or the application of such provision to any person or circumstances shall be held invalid, the remainder of the Plan and Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         15.8 Military Service. Effective as of December 12, 1994, notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. "Qualified military service" means any service in the uniformed services (as defined in Chapter 43 of title 38 of the United States Code) by an individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

                   ARTICLE XVI - TOP-HEAVY PLAN REQUIREMENTS

         16.1 Definitions. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:

         (1) Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

         (2) Compensation: An Employee's compensation as defined in Section 5.5(3), subject to the dollar limitation described in Section 1.1(14).

         (3) Defined Benefit Plan: A qualified plan as defined in section 414(j) of the Code.

         (4) Defined Contribution Plan: A qualified plan as defined in section 414(i) of the Code.

         (5) Determination Date: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first Plan Year.

         (6) Former Key Employee: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

         (7) Key Employee: An Employee or former Employee who, at any time during the current Plan Year or any of the four preceding Plan Years, is (a) an officer of a Controlled Group member (limited to no more than 50 Employees, or, if lesser, the greater of 3 or 10 percent of the Employees) having an annual Compensation greater than 50 percent of the dollar amount in effect under section 415(b)(1)(A) of the Code for any such Plan Year, (b) one of the 10 Employees owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in a Controlled Group member and having annual compensation of more than the dollar amount in effect under section 415(c)(1)(A) of the Code, (c) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code), or (d) a 1-percent owner (as such term is defined in Section 416(i)(1)(B)(ii) of the Code) having an annual Compensation of more than $150,000. For purposes of clause (b) of this Subsection, if two Employees have the same interest in a Controlled Group member, the Employee having greater annual compensation from such Controlled Group member shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under clause (a) of this Subsection, Employees described in section 414(q)(8) of the Code shall be excluded. Effective for Plan

Years beginning after December 31, 1988, for purposes of this Subsection, compensation has the meaning given such term by Code section 414(q)(7). The term `Key Employee' shall also include such Employee's Beneficiary in the event of his death.

         (8) Non-Key Employee: An Employee or former Employee who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

         (9) Permissive Aggregation Group: The group of qualified plans of the Employer consisting of:

         (a) the plans in the Required Aggregation Group; plus

         (b) one (1) or more plans designated from time to time by the Committee that are not part of the Required Aggregation Group but that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.

If the group includes two or more Defined Benefit Plans, the same actuarial assumptions shall be used with respect to all such Plans and shall be specified in such Plans.

         (10) Required Aggregation Group: The group of qualified plans of the Employer consisting of:

         (a) each plan in which a Key Employee participates; plus

         (b) each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code.

If the group includes two or more Defined Benefit Plans, the same actuarial assumptions shall be used with respect to all such Plans and shall be specified in such Plans.

         (11) Top-Heavy Account Balance: A Member's (including a Member who has received a total distribution from this Plan) or a Beneficiary's aggregate-balance standing to his

Account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code); provided, however, that such balance shall include the aggregate distributions made during the five
(5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account.

         (12) Top-Heavy Group. An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans. Proportional subsidies shall be ignored in determining the top-heavy status of a Defined Benefit Plan, but non-proportional subsidies shall be considered when making such determination.

         (13) Top-Heavy Plan. See Section 16.2.

         16.2 Determination of Top-Heavy Status. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

         (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

         (b) if the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.

         (2) If the Plan is included in a Required Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

         (3) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

         16.3 Minimum Contribution Requirement. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year:

         (a) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year shall be entitled to receive an allocation of such Contribution which is at least equal to three percent (3%) of his Compensation for such Plan Year.

         (b) The percentage minimum contribution requirement set forth in paragraph (a) above with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year. The determination referred to in the immediately preceding sentence shall be determined for each Key Employee by dividing the Employer Contributions allocated to such Key Employee in that Plan Year by such Key Employee's Compensation for such Plan Year.

         (c) The percentage minimum contribution requirement set forth in paragraph (a) above may also be reduced or eliminated in accordance with
     Section 16.4(2).

         (d) For the purpose of paragraph (b) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of section 401(a)(4) or section 410 of the Code.

         (e) For the purpose of this Section, the term "Employer Contributions" shall include Before-Tax Contributions made for an Employee.

         16.4 Coordination With Other Plans. (1) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

         (2) In the event that another Defined Contribution Plan maintained by the Controlled Group provides contributions or benefits on behalf of Members in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 16.3 and, the minimum contribution required for a Non-Key Employee in this Plan under Section 16.3 will be reduced or eliminated, in accordance with the requirements of section 416 of the Code and the Regulations thereunder, if a minimum contribution is made in whole or in part in respect of such other plan(s).

         (3) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in section 416 of the Code and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such section 416 of the Code and the Regulations thereunder.

                                   * * * * *

         DATED as of August 1, 2000, but actually executed at Mansfield, Ohio, on December 28, 2000.


                              THE GORMAN-RUPP COMPANY


                              By:  /s/ JEFFREY S. GORMAN
                                   ---------------------------------------
                                    PRESIDENT AND CEO


                              And  /s/ ROBERT E. KIRKENDALL
                                   ---------------------------------------
                                     VICE PRESIDENT AND SECRETARY

                               AMENDMENT NO. 1 TO
                       THE GORMAN-RUPP COMPANY 401(K) PLAN
                 (AS AMENDED AND RESTATED AS OF AUGUST 1. 2000)


         The Gorman-Rupp Company hereby adopts this Amendment No. 1 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the "Plan"). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

         Effective as of January 1, 1995, clause (b) of Section 5.5(1) of the Plan is hereby amended to read as follows:

         "(b) $30,000 ($35,000 effective January 1, 2001) (as such amount is adjusted pursuant to section 4 15(d) of the Code)"

                                       II.

         Effective as of August 1, 2000, Section 8.2 of the Plan is hereby amended in its entirety to read as follows:

                  "8.2 Distributions on Death While an Employee. If a Member dies while in the employ of a Controlled Group Member, his entire Account shall be paid to the Member's Beneficiary in a lump sum in cash and/or shares of Gorman-Rupp Stock to the extent provided in Section 8.12, as elected by the Beneficiary, within 60 days after the date of such Member's death."

                                      III.

         Effective as of August 1, 2000, Section 8.3 of the Plan is hereby amended in its entirety to read as follows:

                  "8.3 Distributions on Other Termination of Employment. If a Member's employment with the Controlled Group terminates other than by reason of his death, his entire Account shall be paid to him in a lump sum in cash and/or shares of Gorman-Rupp Stock to the extent provided in Section 8.12, as elected by the Member. If the value of a Member's Account is $5,000 or less, distribution of his Account shall be made as soon as practicable after the date of his termination of employment. If the value of a Member's Account exceeds $5,000, distribution of such Account shall not be made prior to the Member's attainment of age 70 without his written request."

         EXECUTED this 15th day of March, 2001.

                          THE GORMAN-RUPP COMPANY




                          By:    /s/ KENNETH E. DUDLEY
                                 ----------------------------------------------
                                 Name:  Kenneth E. Dudley
                                 Title:   Chief Financial Officer & Treasurer

                          By:    /s/ ROBERT E. KIRKENDALL
                                 ----------------------------------------------
                                 Name:  Robert E. Kirkendall
                                 Title:    Vice President & Corporate Secretary

                               AMENDMENT NO. 2 TO
                       THE GORMAN-RUPP COMPANY 401(K) PLAN
                 (AS AMENDED AND RESTATED AS OF AUGUST 1, 2000)


         The Gorman-Rupp Company hereby adopts this Amendment No. 2 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the "Plan"). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

         The purpose of this Amendment is to reflect (1) the merger of the Flo-Pak, Inc. 401(k) Plan & Trust (formerly known as the Hardwick-Morrison Company, Inc. 401(k) Plan & Trust) into The Gorman-Rupp Company 401(k) Plan as of November 1, 2002, and (2) the adoption of various provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The Gorman-Rupp Company intends for this Amendment to satisfy the "good faith" compliance requirements of EGTRRA and intends that this Amendment be construed in accordance with EGTRRA and guidance issued thereunder.

                                       I.

         Effective as of January 1, 2002, the second sentence of Subsection (14) of Section 1.1 of the Plan is hereby amended in its entirety to read as follows:


         "For purposes of this Subsection and any other Section of the Plan, effective as of January 1, 2002, Credited Compensation of an Employee for any Plan Year in excess of $200,000 (as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B)) shall not be taken into account."

                                      II.

         Effective as of November 1, 2002, Section 1.1 of the Plan is hereby amended by the addition of the following new Subsections, immediately following Subsection (24) of Section 1.1 of the Plan, to read as follows:

                  "(24A) Flo-Pak Plan: The Flo-Pak 401(k) Plan & Trust (formerly known as the Hardwick-Morrison Company, Inc. 401(k)

                  Plan & Trust) as in effect on October 31, 2002, which was merged into the Plan effective as of November 1, 2002.

                  (24B) Flo-Pak Plan Employee Contributions: Elective deferral contributions made to the Flo-Pak Plan by a Former Flo-Pak Plan Member.

                  (24C) Flo-Pak Plan Employer Contributions: Employer contributions made to the Flo-Pak Plan on behalf of a Former Flo-Pak Plan Member.

                  (24D) Flo-Pak Plan Employee Contributions Sub-Account: See
         Section 6.2.

                  (24E) Flo-Pak Plan Employer Contributions Sub-Account: See
         Section 6.2.

                  (24F) Former Flo-Pak Plan Member: Any person who on October 31, 2002 had amounts held in one or more accounts maintained under the Flo-Pak Plan."

                                      III.

         Effective as of November 1, 2002, Subsection (36) of Section 1.1 of the Plan is hereby amended in its entirety to read as follows:

                  "(36) Rollover Contributions: Amounts transferred to a Member's Account pursuant to Section 3.5 of the Plan and rollover contributions made to the Flo-Pak Plan."

                                      IV.

         Effective as of November 1, 2002, Article II of the Plan is hereby amended by the addition of a new Section 2.5 at the end thereof to read as follows:

                  "2.5 Former Flo-Pak Plan Member. A Flo-Pak Plan Member shall be a Member on November 1, 2002; provided, however, that if he is not an Eligible Employee on November 1, 2002, Before-Tax Contributions may not be made for him pursuant to Section 3.1, unless and until he becomes an Eligible Employee."

                                       V.

         Effective as of January 1, 2002, clause (2) of Section 3.5 of the Plan is hereby amended to read as follows:

                  "(2) the entire amount of a distribution to a Member that is attributable solely to a rollover contribution from a qualified trust and otherwise satisfies the requirements of section
         408(d)(3)(A)(ii) of the Code."

                                      VI.

         Effective as of January 1, 2003, Article III of the Plan is hereby amended by the addition of a new Section 3.6 to the end thereof to read as follows:

                  "3.6 Catch-Up Before-Tax Contributions. Effective on and after January 1, 2003, all Members who have elected to make Before-Tax Contributions to this Plan and who have attained age 50 before the end of a particular Plan Year shall be eligible to make catch-up contributions for such Plan Year (the "Catch-Up Before-Tax Contributions") in accordance with, and subject to the limitations of, section 414(v) of the Code; provided, however, that Catch-Up Before-Tax Contributions shall not be eligible for Employer Matching Contributions under Section 4.1(1) of the Plan or Restricted Employer Matching Contributions under Section 4.1(2) of the Plan and; provided, further, that Catch-Up Before-Tax Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code (i.e., Sections 5.1(1) and 5.5(1) of the Plan, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of sections 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of any such Catch-Up Before-Tax Contributions."

                                      VII.

         Effective as of January 1, 2003, Subsection (2) of Section 4.4 of the Plan is hereby amended by the addition of the following new sentence at the end thereof to read as follows:

         "Notwithstanding the foregoing, for purposes of this Subsection, the term "Before-Tax Contributions" shall not include any Catch-Up Before-Tax Contributions (as defined in Section 3.6)."

                                     VIII.

         Effective as of January 1, 2002, the first sentence of Subsection (1) of Section 5.1 of the Plan is hereby amended in its entirety to read as follows:


         "Notwithstanding the foregoing provisions of Articles III and IV, and except to the extent permitted under Section 3.6 of the Plan and section 414(v) of the Code, the sum of a Member's Before-Tax

         Contributions shall not, for any taxable year of such Member commencing on or after January 1, 2002, exceed $11,000 (as such amount may be adjusted for increases in the cost of living pursuant to section 402(g) of the Code)."

                                      IX.

         Effective as of January 1, 2002, Section 5.4 of the Plan is hereby amended in its entirety to read as follows:

                  "5.4 Monitoring Procedures. (1) In order to ensure that at least one of the actual deferral percentages specified in Section 5.2(1) and at least one of the contribution percentages specified in
         Section 5.3(1) are satisfied for each applicable Plan Year, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Employer Contributions being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages or neither of such contribution percentages will be satisfied for a Plan Year, the Before-Tax Contributions and Employer Contributions made thereafter for each highly compensated Eligible Employee (as defined in Section 5.2(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for highly compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages and/or either of the contribution percentages.

                  (2) In order to ensure that excess deferrals (as such term is defined in Section 5.1(2)) shall not be made to the Plan for any taxable year for any Member, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made, or to be made, to the Plan for each Member during each taxable year and shall take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made, or to be made, for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 5.1(1).

                  (3) The actions permitted by Subsections (1) and (2) of this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 5.1, 5.2 and 5.3 are met."

                                       X.

         Effective as of January 1, 2002, Subsection (1) of Section 5.5 of the Plan is hereby amended in its entirety to read as follows:

                  "(1) Notwithstanding any other provision of the Plan (except to the extent permitted under Section 3.6 of the Plan and section 414(v) of the Code), effective as of January 1, 2002, the maximum annual addition (as defined in Subsection (2) of this Section) to a Member's account for any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of (a) 100% of the Member's compensation for such Plan Year or (b) $40,000 (as such amount is adjusted by the Secretary of the Treasury pursuant to section 415(d) of the Code)."

                                      XI.

         Effective as of January 1, 2002, the second sentence of Subsection (3) of Section 5.5 of the Plan is hereby amended in its entirety to read as follows:

         "Effective as of January 1, 2002, a Member's compensation as used in this Section shall not exceed $200,000 (as adjusted for cost-of-living increases pursuant to Code section 401(a)(17)(B)) for any Plan Year."

                                      XII.

         Effective as of November 1, 2002, the first sentence of Section 6.2 of the Plan is hereby amended in its entirety to read as follows:

         "The Trustee shall establish and maintain an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member's (a) Before-Tax Contributions, (b) Employer Profit Sharing Contributions,
         (c) Employer Matching Contributions, (d) Restricted Employer Matching Contributions, (e) Flo-Pak Plan Employee Contributions, (f) Flo-Pak Plan Employer Contributions and (g) Rollover Contributions."

                                     XIII.

         Effective as of November 1, 2002, the last sentence of Subsection (2) of Section 7.1 of the Plan is hereby amended by inserting the words "or Section 9.8" immediately following the words "Section 6.4" where they appear therein.

                                      XIV.

         Effective as of November 1, 2002, Section 8.1 of the Plan is hereby amended in its entirety to read as follows:

                  "8.1 Nonforfeitable Member Interests. (1) Each Member's interest in his Account, other than a Former Flo-Pak Plan Member's interest in his Flo-Pak Plan Employer Contributions Sub-Account, shall be nonforfeitable at all times and shall be distributed and withdrawn only as provided in the following Sections of this Article.

                  (2) Each Former Flo-Pak Plan Member who is an Eligible Employee on November 1, 2002 shall have a 100% vested and nonforfeitable interest in his Flo-Pak Plan Employer Contributions Sub-Account, which shall be distributed and withdrawn only as provided in the following Sections of this Article.

                  (3) With respect to a Former Flo-Pak Plan Member who is not an Eligible Employee on November 1, 2002, the percentage of such Former Flo-Pak Plan Member's vested interest, if any, in his Flo-Pak Plan Employer Contributions Sub-Account shall be determined in accordance with the provisions of the Flo-Pak Plan as in effect on October 31, 2002. Such vested interest shall be distributed and withdrawn only as provided in the following Sections of this Article. The unvested portion of such a Former Flo-Pak Plan Member's Flo-Pak Plan Employer Contributions Sub-Account shall be forfeited upon the earlier of (i) the date of distribution (or deemed distribution as provided in the Flo-Pak Plan) of the vested portion of such Former Flo-Pak Plan Member's Account or (ii) the date on which such Former Flo-Pak Plan Member incurs five consecutive one-year "Breaks in Service" (as defined in the Flo-Pak Plan), and if such Former Flo-Pak Plan Member resumes employment as an Eligible Employee under the Plan, the Former Flo-Pak Plan Member shall have the right to repay to the Plan the full amount of the distribution attributable to employer contributions within the time provided in the following sentence. If a former participant in the Flo-Pak Plan who, prior to November 1, 2002, forfeited all or a portion of his interest under the Flo-Pak Plan on account of a distribution or deemed distribution to him from the Flo-Pak Plan becomes an Eligible Employee under this Plan, such former participant shall have the right to repay to the Plan the full amount of the distribution attributable to employer contributions on or before the earlier of the date such participant incurs five consecutive one-year "Breaks in Service" (as defined in the Flo-Pak Plan) following the date of distribution or five years after the first date on which such participant is subsequently reemployed. If a former participant under the Flo-Pak Plan who received a deemed distribution from the Flo-Pak Plan is reemployed as an Eligible Employee prior to incurring five consecutive one-year "Breaks in Service" (as defined in the Flo-Pak
         Plan), such former participant will be deemed to have immediately repaid such distribution to the Plan. In the event of a repayment as described in this Subsection, an Account shall be established for such Former Flo-Pak Plan Member or such former participant with a value equal to such participant's account attributable to employer contributions at the time the distribution or deemed distribution was made. The sources for such restoration shall, in the discretion of the Employer, be income or gain to the Plan, forfeitures or Employer Contributions.

                  (4) Notwithstanding any provision of the Flo-Pak Plan, any forfeitures arising under the preceding provisions of this Plan or the provisions of the Flo-Pak Plan shall be applied to reduce Employer Contributions under this Plan."

                                      XV.

         Effective as of January 1, 2003, the last two sentences of Section 8.5 of the Plan are hereby amended to read as follows:

         "In addition, the entire Account of any other Member shall be distributed or commence to be distributed to him, in accordance with
         Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), not later than April 1 of the calendar year following the later of (I) the calendar year in which he attains age 70 1/2 or (II) the calendar year of his termination of employment; provided, however, that a Member who attains age 70 1/2 while an Employee may elect to have his Account distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), on the April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Distributions under the Plan shall be made in accordance with the provisions of section 401(a)(9) of the Code and Treasury Regulations issued thereunder, and such provisions shall control to the extent that they are inconsistent with any other provision of the Plan."

                                      XVI.

         Effective as of November 1, 2002, Section 8.6 of the Plan is hereby amended in its entirety to read as follows:

                  "8.6 Withdrawal of Contributions. (1) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has established the existence of a Hardship may withdraw in cash such portion of his Before-Tax Contributions Sub-Account and Flo-Pak Plan Employee Contributions Sub-Account (excluding any earnings allocated to such Sub-Accounts) as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

                  (2) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account and Flo-Pak Plan Employee Contributions Sub-Account (except any earnings allocated to such Sub-Accounts) and who has established the existence of a Hardship may withdraw in cash such part of his Employer Profit Sharing Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

                  (3) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account and Flo-Pak Plan Employee Contributions Sub-Account (except any earnings allocated to such Sub-Accounts) and his Employer Profit Sharing Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Rollover Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection
         (5) of this Section).

                  (4) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account and Flo-Pak Plan Employee Contributions Sub-Account (except any earnings allocated to such Sub-Accounts), his entire Employer Profit Sharing Contributions Sub-Account and his entire Rollover Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Matching Contributions Sub-Account and Flo-Pak Plan Employer Contributions Sub-Account as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

                  (5) For purposes of the Plan, a withdrawal will be treated as being necessary to alleviate such Hardship only if (a) the withdrawal does not exceed the amount necessary to meet such financial needs (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); (b) the Member has obtained all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under the Plan and any other plan maintained by any Employer; and (c) the Member's Before-Tax Contributions (or any comparable contributions to any other plan maintained by any Employer) are suspended for a period of 6 months following receipt of the Hardship withdrawal. For purposes of the preceding sentence, the phrase "any other plan maintained by any Employer" means any other qualified or nonqualified deferred compensation plan maintained by any Employer, including a stock option, stock purchase or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code, and such phrase shall be interpreted in a manner consistent with Treasury regulations issued under Section 401(k) of the Code.

                  (6) Notwithstanding any other provision of the Plan to the contrary, a Former Flo-Pak Plan Member may withdraw any Rollover Contributions made to the Flo-Pak Plan prior to November 1, 2002. Such withdrawals shall be made pursuant to procedures established by the Committee."

                                     XVII.

         Effective as of November 1, 2002, Section 8.10 of the Plan is hereby deleted and reserved without renumbering the remaining Sections of Article VIII.

                                     XVIII.

         Effective as of January 1, 2002, Subsection (3) of Section 8.11 of the Plan is hereby amended in its entirety to read as follows:

                  "(3) For purposes of the Plan, the term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, (d) any withdrawal on account of Hardship and (e) such other amounts specified in Treasury regulations or rulings issued under section 402(c) of the Code. For purposes of this Section, the term "eligible retirement plan" means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, or any other type of plan that is included within the definition of "eligible retirement plan" under section 401(a)(31)(D) of the Code. The term "eligible retirement plan" as defined in this Section shall also apply in the case of a distribution paid to a Spouse after a Member's death, or to a Spouse or former Spouse who is an alternate payee."

                                      XIX.

         Effective as of November 1, 2002, Section 9.8 of the Plan is hereby amended by the addition of a new Subsection (3) to the end thereof to read as follows:

                  "(3) Notwithstanding the preceding provisions of this Section, the Trustee shall at the direction of the Committee receive and thereafter hold and administer as part of the Trust Fund all cash or other property which may be transferred to it from the Flo-Pak Plan as a consequence of the merger of the Flo-Pak Plan into the Plan. With respect to a transfer described in the preceding sentence, (a) the transferred amounts shall be allocated to Flo-Pak Plan Employee Contributions Sub-Accounts or Flo-Pak Plan Employer Contributions Sub-Accounts, as applicable, and shall be invested in the Investment Funds in accordance with procedures established by the Committee, and
         (b) the provisions of section 411(d)(6) of the Code shall be satisfied with respect to the transferred amounts. A Member who has such amounts transferred to the Plan on his behalf may elect to transfer all or a portion of such amounts that have been invested in an Investment Fund or Funds to any other Investment Fund or Funds at the time and in the manner provided in Section 6.4(2)."

                                      XX.

         Effective as of November 1, 2002, the second sentence of Section 11.3 of the Plan is hereby amended in its entirety to read as follows:

         "In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee): (1) to resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Member, and (2) to determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto)."

                                      XXI.

         Effective as of January 1, 2002, Section 13.2 of the Plan is hereby amended in its entirety to read as follows:

                  "13.2 Notification by Committee. If the claim is wholly or partially denied by the Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if the Committee determines that special circumstances require an extension of time for processing the claim and if written notice of the 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall (a) state the specific reason(s) for the adverse benefit determination, (b) make reference(s) to the specific provisions of the Plan and/or Trust Agreement on which the determination was based, (c) contain a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) contain a description of the Plan's review procedures under Section
         13.3 and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review."

                                     XXII.

         Effective as of January 1, 2002, Section 13.3 of the Plan is hereby amended in its entirety to read as follows:

                  "13.3 Review Procedure. Within six months after receipt of a notification of an adverse benefit determination, the claimant or his duly authorized representative may appeal such denial by filing with any officer of the Company a written request for a review of the claimant's claim. If such an appeal is so filed within six months, a Named Fiduciary designated by the Company shall conduct a full and fair review of such claim. During such full and fair review, the claimant shall be provided with (a) the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and (b) reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant's claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Named Fiduciary shall mail or deliver to the claimant written notice of the benefit determination on review within a reasonable period of time, but not later than 60 days after the receipt of the request for review unless special circumstances require an extension of time for processing. If the Named Fiduciary determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the Named Fiduciary expects to render a decision on review, and shall be furnished prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. In the case of an adverse benefit determination on review, the notice of the determination shall be written in a manner calculated to be understood by the claimant, shall
         (a) state the specific reason(s) for the adverse benefit determination,
         (b) make reference(s) to the specific provisions of the Plan and/or Trust Agreement on which the determination was based, (c) contain a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and (d) contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain information about such procedures and a statement of the claimant's right to bring an action under Section 502(a) of ERISA. To the extent permitted by applicable law, the determination on review shall be final and binding on all interested persons. The Named Fiduciary shall have the same authorities to interpret the Plan and make factual findings as are granted to the Committee under Section 11.3."

                                     XXIII.

                  Effective as of January 1, 2002, Subsection (7) of Section
         16.1 of the Plan is hereby amended in its entirety to read as follows:

                  "(7) Key Employee: An Employee or former Employee who, at any time during the current Plan Year, was (a) an officer of a Controlled Group member (limited to no more than 50 Employees or, if lesser, the greater of 3 or 10 percent of the Employees) having an annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (b) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) of a

         Controlled Group member, or (c) a 1-percent owner (as such term is defined in section 416(i)(1)(B)(ii) of the Code) of a Controlled Group member having an annual Compensation of more than $150,000. For purposes of this Subsection, the term "Compensation" has the meaning given such term by section 415(c)(3) of the Code. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. The determination of who is a Key Employee shall be made in accordance with Code section 416(i)(1) and the applicable Treasury Regulations and other guidance of general applicability issued thereunder."

                                     XXIV.

         Effective as of January 1, 2002, Subsection (11) of Section 16.1 of the Plan is hereby amended in its entirety to read as follows:

                  "(11) Top-Heavy Account Balance: A Member's (including a Member who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his Account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code); provided, however, that such balance shall include the aggregate distributions made to such Member or Beneficiary during the 1-year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group) unless such aggregate distributions were made for a reason other than severance from employment, death, or disability in which case this
         Section 16.1(11) shall be applied by substituting a 5-year period for the 1-year period and; provided, further, that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account."

                                      XXV.

         Effective as of January 1, 2002, Subsection (e) of Section 16.3 of the Plan is hereby amended in its entirety to read as follows:

                  "(e) For the purpose of this Section, the term "Employer Contributions" shall include Before-Tax Contributions and Employer Matching Contributions made for an Employee;

         provided, however, that Employer Matching Contributions that are taken into account in satisfying the percentage minimum contribution requirement set forth in paragraph (a) of this Section shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code."


                  EXECUTED this 30th day of October, 2002.

                                          THE GORMAN-RUPP COMPANY



                                          By: /s/ JEFFREY S. GORMAN
                                              ----------------------
                                          Name:  Jeffrey S. Gorman
                                          Title: President/CEO

                               AMENDMENT NO. 3 TO
                       THE GORMAN-RUPP COMPANY 401(K) PLAN
                 (AS AMENDED AND RESTATED AS OF AUGUST 1, 2000)


         The Gorman-Rupp Company hereby adopts this Amendment No. 3 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the "Plan"). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

         Effective as of November 1, 2002, Section 2.5 of the Plan, as added by Amendment No. 2, is hereby amended by inserting the word "Former" before the phrase "Flo-Pak Plan Member" where it appears in the first sentence thereof.

                                      II.

         Effective as of November 1, 2002, Section 8.1 of the Plan is hereby amended in its entirety to read as follows:

                  "8.1 Nonforfeitable Member Interests. (1) Each Member's interest in his Account, other than his interest in his Flo-Pak Plan Employer Contributions Sub-Account, shall be nonforfeitable at all times and shall be distributed and withdrawn only as provided in the following Sections of this Article.

                  (2) Each Member who is a Former Flo-Pak Plan Member shall have a 100% vested and nonforfeitable interest in his Flo-Pak Plan Employer Contributions Sub-Account, which shall be distributed and withdrawn only as provided in the following Sections of this Article.

                  (3) If a former participant in the Flo-Pak Plan who forfeited all or a portion of his interest under the Flo-Pak Plan on account of a distribution or deemed distribution to him from the Flo-Pak Plan becomes an Eligible Employee under this Plan, such former participant shall have the right to repay to the Plan the full amount of the distribution attributable to employer contributions on or before the earlier of the date such participant incurs five consecutive one-year "Breaks in Service" (as defined in the Flo-Pak Plan) following the date of distribution or five years after the first date on which such participant is subsequently reemployed. If a former participant under the Flo-Pak Plan who received a deemed distribution from the Flo-Pak Plan is reemployed as an Eligible Employee prior to incurring five consecutive one-year "Breaks in Service" (as defined in the Flo-Pak Plan), such former participant will be deemed to have immediately repaid such distribution to the Plan. In the event of a repayment as described in this Subsection, an Account shall be established for such Former Flo-Pak Plan Member or such former participant with a value equal to such participant's account attributable to employer contributions at the time the distribution or deemed distribution was made. The sources for such restoration shall, in the discretion of the Employer, be income or gain to the Plan, forfeitures or Employer Contributions.

                  (4) Notwithstanding any provision of the Flo-Pak Plan, any forfeitures arising under the provisions of the Flo-Pak Plan shall be applied to reduce Employer Contributions under this Plan."

                                      III.

         Effective as of February 15, 2003, Section 8.6 of the Plan is hereby amended in its entirety to read as follows:

                  "8.6 Withdrawal of Contributions. (1) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has established the existence of a Hardship may withdraw in cash such portion of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto) as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

                  (2) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and who has established the existence of a Hardship may withdraw in cash such part of his Employer Profit Sharing Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

                  (3) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and his Employer Profit Sharing Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Rollover

         Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

                  (4) Pursuant to procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto), his entire Employer Profit Sharing Contributions Sub-Account and his entire Rollover Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Matching Contributions Sub-Account as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

                  (5) For purposes of the Plan, a withdrawal will be treated as being necessary to alleviate such Hardship only if (a) the withdrawal does not exceed the amount necessary to meet such financial needs (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); (b) the Member has obtained all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under the Plan and any other plan maintained by any Employer; and (c) the Member's Before-Tax Contributions (or any comparable contributions to any other plan maintained by any Employer) are suspended for a period of 6 months following receipt of the Hardship withdrawal. For purposes of the preceding sentence, the phrase "any other plan maintained by any Employer" means any other qualified or nonqualified deferred compensation plan maintained by any Employer, including a stock option, stock purchase or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code, and such phrase shall be interpreted in a manner consistent with Treasury regulations issued under Section 401(k) of the Code.

                  (6) Notwithstanding any other provision of the Plan to the contrary, a Former Flo-Pak Plan Member may not withdraw any amounts held in his Flo-Pak Plan Employee Contributions Sub-Account or his Flo-Pak Plan Employer Contributions Sub-Account on account of a Hardship. However, a Former Flo-Pak Plan Member may withdraw any Rollover Contributions made to the Flo-Pak Plan prior to November 1, 2002. Such withdrawals shall be made pursuant to procedures established by the Committee."

         EXECUTED this 11th day of February, 2003.

                                  THE GORMAN-RUPP COMPANY



                                  By: /s/ JEFFREY S. GORMAN
                                      ----------------------
                                  Name:  Jeffrey S. Gorman
                                  Title: President/CEO

                               AMENDMENT NO. 4 TO
                       THE GORMAN-RUPP COMPANY 401(K) PLAN
                 (AS AMENDED AND RESTATED AS OF AUGUST 1, 2000)


         The Gorman-Rupp Company hereby adopts this Amendment No. 4 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the "Plan"). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined. The provisions of this amendment shall be effective May 1, 2003.

                                       I.

         The second sentence of Subsection (1) of Section 6.6 of the Plan is hereby amended in its entirety to read as follows:

         "If the Committee determines that the Member is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Member from his Account."

                                      II.

         Subsection (5)(d)(v)(C) of Section 6.6 of the Plan is hereby amended by
(1) adding the word "or" to the end of clause (II), (2) deleting clause (III) in its entirety, and (3) renumbering clause (IV) as clause (III).

                  EXECUTED this 17th day of April, 2003.

                                       THE GORMAN-RUPP COMPANY



                                       By: /s/ JEFFREY S. GORMAN
                                           ----------------------
                                       Name: Jeffrey S. Gorman
                                       Title: President/CEO